UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2003

INDEPENDENT BANK CORPORATION (Exact name of registrant as specified in its charter)
Michigan (State or other jurisdiction of incorporation)	0-7818 (Commission File Number)	38-2032782 (IRS Employer Identification no.)

230 West Main Street Ionia, Michigan (Address of principal executive office)		48846 (Zip Code)

Registrant's telephone number, including area code: (616) 527-9450

Item 9.        Regulation FD Disclosure.

                     On February 25, 2003, Independent Bank Corporation issued the press release attached as Exhibit 99.1 to this Form 8-K regarding the execution of an Agreement and Plan of Merger, dated February 24, 2003, by and among Independent Bank Corporation; IBC Merger Co., Inc.; Mepco Insurance Premium Financing, Inc.; and the Shareholders of Mepco Insurance Premium Financing, Inc. A copy of the Agreement and Plan of Merger (with Annexes IV and V attached) is attached as Exhibit 99.2.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 26, 2003	INDEPENDENT BANK CORPORATION (Registrant)
	By:	/s/ Robert N. Shuster Robert N. Shuster Chief Financial Officer

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EXHIBIT INDEX

99.1	Press Release dated February 25, 2003.
99.2	Agreement and Plan of Merger, dated February 24, 2003, by and among Independent Bank Corporation, IBC Merger Co., Inc., Mepco Insurance Premium Financing, Inc., and the Shareholders of Mepco Insurance Premium Financing, Inc.

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EXHIBIT 99.1

NEWS FROM

CONTACT:	Robert N. Shuster #616/527-5820 ext. 1257
FOR IMMEDIATE USE

INDEPENDENT BANK CORPORATION
ANNOUNCES ACQUISITION OF
MEPCO INSURANCE PREMIUM FINANCING, INC.

IONIA, Michigan, February 25, 2003 . . . Independent Bank Corporation (Nasdaq: IBCP), a Michigan-based bank holding company, today announced the signing of a definitive agreement to acquire Mepco Insurance Premium Financing, Inc. (“Mepco”). Mepco is a 40-year-old Chicago, Illinois based company that specializes in financing insurance premiums and automobile warranty contracts. Mepco lends throughout the United States, but predominantly in Illinois and California.

Under the terms of the definitive agreement, Independent Bank Corporation (“IBC”) will pay the Mepco shareholders merger consideration that consists of an initial payment of $10 million and contingent consideration comprised of a five-year earn out and an additional amount based upon Mepco’s actual receipt of funds, if any, related to a certain litigation matter. All merger consideration will be paid in the form of 50% cash and 50% IBC common stock.

At December 31, 2002 Mepco had total assets of approximately $96 million and total finance receivables of approximately $89 million. The parties expect to close this transaction in April, and IBC expects 2% to 3% in earnings per share accretion in 2003 as a result of this acquisition.

Mepco’s entire existing senior management team will continue to lead and operate the business after the closing of the transaction, including Howard Walder, Edward Walder and Paul Walder.

Charles Van Loan, IBC’s President and CEO, made the announcement and commented, “We are very excited about our acquisition of Mepco. We believe that our lower cost funding structure and greater access to debt financing, combined with Mepco’s talented management team, create considerable potential for future growth and profitability in this business segment.”

Edward Walder, Mepco’s President and CEO, commented, “The entire Mepco organization is looking forward to joining Independent Bank Corporation. We share similar corporate cultures, and IBC’s greater resources will significantly expand the opportunities to grow our business.”

Stifel, Nicolaus & Company Incorporated represented IBC in the transaction and Colonnade Advisors LLC represented the Mepco shareholders.

Independent Bank Corporation and its subsidiaries operate 97 offices across Michigan’s Lower Peninsula. The Company’s common stock trades on the Nasdaq Stock Market under the symbol IBCP.

Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “believe,” “intend,” “estimate,” “project,”

“may” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are predicated on management’s beliefs and assumptions based on information known to Independent Bank Corporation’s management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Independent Bank Corporation’s management for future or past operations, products or services, and forecasts of the Company’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, and estimates of credit quality trends. Such statements reflect the view of Independent Bank Corporation’s management as of this date with respect to future events and are not guarantees of future performance, involve assumptions and are subject to substantial risks and uncertainties, such as the changes in Independent Bank Corporation’s plans, objectives, expectations and intentions. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in interest rates, changes in the accounting treatment of any particular item, the results of regulatory examinations, changes in industries where the Company has a concentration of loans, changes in the level of fee income, changes in general economic conditions and related credit and market conditions, and the impact of regulatory responses to any of the foregoing. Forward-looking statements speak only as of the date they are made. Independent Bank Corporation does not undertake to update forward-looking statements to reflect facts; circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Independent Bank Corporation claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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Exhibit 99.2

AGREEMENT AND PLAN OF MERGER

by and among

INDEPENDENT BANK CORPORATION,

IBC MERGER CO., INC.,

MEPCO INSURANCE PREMIUM FINANCING, INC.

and

THE SHAREHOLDERS OF
MEPCO INSURANCE PREMIUM FINANCING, INC.

February 24, 2003

ANNEXES AND SCHEDULES

Annex I	List of Mepco Shareholders and Owned Mepco Shares
Annex II	Certificate of Merger
Annex III Annex IV Annex V Annex VI Annex VII Annex VIII Annex IX Annex X Annex XI Annex XII Annex XIII	[Reserved]
Calculation of Annual Earn Out Amounts
Allocations and Transfer Pricing
Expected Contingent Consideration
Form Employment Agreement
Form Noncompetition Agreement
Form Lease Agreement
Form Registration Rights Agreement
Form Independent Bank Senior Loan Agreement
[Reserved]
Form Management Continuity Agreement

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated February 24, 2003, is made by and among INDEPENDENT BANK CORPORATION, a Michigan corporation (“IBC”), IBC MERGER CO., INC., a Michigan corporation (“NEWCO”), MEPCO INSURANCE PREMIUM FINANCING, INC., an Illinois corporation (“Mepco”), and the shareholders of Mepco (each a “Shareholder” and collectively referred to as the “Shareholders”).

RECITALS

        A.        The respective Boards of Directors of NEWCO and Mepco (which together are sometimes referred to as the “Constituent Corporations”) deem it advisable and in the best interests of the Constituent Corporations and their respective shareholders that Mepco merge with and into NEWCO (the “Merger”) pursuant to this Agreement and Plan of Merger (the “Agreement”) and the applicable provisions of the laws of the state of Michigan and the state of Illinois.

        B.        The Board of Directors of each of the Constituent Corporations and IBC, and the Shareholders, have approved and adopted this Agreement as a plan of reorganization within the provisions of Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the “Code”).

        C.        There are, as of the date of this Agreement, 1,131.802 issued and outstanding shares of Class A common stock of Mepco and no issued and outstanding shares of Class B common stock of Mepco, all of which are held by the Shareholders and in the amounts listed in attached Annex I. Pursuant to the Articles of Incorporation of Mepco, as amended through the date of this Agreement, shares of Class A Common Stock and Class B Common Stock are entitled to vote, but neither Class A Common Stock nor Class B Common Stock are entitled to vote as a class, except as may be provided in the Illinois Business Corporation Act (the “Illinois Statute”) or other applicable law.

        D.        There are, as of the date of this Agreement, 100 issued and outstanding shares of common stock of NEWCO, which shares are entitled to vote. The common stock of NEWCO is the only authorized class of stock of NEWCO.

        E.        Pursuant to the Merger, each outstanding share of Class A common stock of Mepco held as of the Effective Time (a “Mepco Share”) shall be converted into the right to receive the Merger Consideration (as defined in Section 1.2(b) of this Agreement), upon the terms and subject to the conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the foregoing recitals, which shall constitute a part of this Agreement, and the mutual promises contained in this Agreement, and intending to be legally bound thereby, the parties agree as follows:

ARTICLE I
THE MERGER

        1.1        The Merger.

        (a)        Effective Time. At the Effective Time, Mepco shall be merged with and into NEWCO pursuant to this Agreement and the separate corporate existence of Mepco shall cease. NEWCO, as it exists from and after the Effective Time, is sometimes hereinafter referred to as the “Surviving Corporation.” For the purpose of causing the Merger to become effective, the parties shall cause a certificate of merger (in the form of attached Annex II) to be filed with the Michigan Department of Consumer and Industry Services in accordance with the provisions of the Michigan Statute (the “Certificate of Merger”), and Articles of Merger shall be filed with the Secretary of State of the State of Illinois in accordance with the provisions of the Illinois Statute, and the Merger shall become effective upon the time and date set forth in the Certificate of Merger (the “Effective Time”). The Effective Time shall be the close of business on the date specified in the Certificate of Merger, which shall be the Closing Date. The Certificate of Merger shall be executed on such date and at such place as may be mutually agreed upon by the parties or, in the absence of such agreement, on such date as either IBC or the Shareholders determine upon five (5) day’s written notice to the other party (the “Closing”), following the satisfaction or waiver of the conditions set forth in Articles VI and VII of this Agreement. Scheduling or commencing the Closing shall not, however, constitute a waiver of the conditions precedent of either party as set forth in Articles VI and VII, respectively. The date of the Closing shall be the Closing Date.

        (b)        Effects of the Merger. The Merger shall have the effects provided therefor by the Michigan Business Corporation Act (the “Michigan Statute”) and Illinois Statute. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (i) all the rights, privileges, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including, without limitation, subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to Mepco or NEWCO shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation, without further act or deed; all property, rights and privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation, as they were of Mepco and NEWCO and (ii) all debts, liabilities, duties and obligations of Mepco and NEWCO shall become the debts, liabilities and duties of the Surviving Corporation and the Surviving Corporation shall thenceforth be responsible and liable for all the debts, liabilities, duties and obligations of Mepco and NEWCO and neither the rights of creditors nor any liens upon the property of Mepco or NEWCO shall be impaired by the Merger, and may be enforced against the Surviving Corporation.

        (c)        Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall determine that any further assignments or assurances or any other acts are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title, or interest in, to, or under any of the rights, properties, or assets of Mepco acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or to otherwise carry out the purposes of this Agreement, then Mepco and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect, or confirm title to and possession of such rights, properties, or assets in the Surviving Corporation and to otherwise carry out the purposes of this Agreement. The proper officers and directors of the Surviving Corporation shall then be fully authorized in the name of Mepco or otherwise to take any and all such action as may be contemplated by this Article I.

(d) Name. The name of the Surviving Corporation shall be Mepco Insurance Premium Financing, Inc.

(e) Articles of Incorporation. The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of NEWCO as in effect immediately prior to the Effective Time.

(f) Bylaws. The Bylaws of the Surviving Corporation shall be the Bylaws of NEWCO as in effect immediately prior to the Effective Time.

        (g)        Directors and Officers. The directors of the Surviving Corporation shall be comprised of five (5) persons, three (3) of whom shall be the persons who were directors of NEWCO immediately prior to the Effective Time, and the other two (2) directors shall be Edward Walder and Paul Walder, each member to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of the Surviving Corporation shall be the persons who were officers of Mepco immediately prior to the Effective Time, and Robert N. Shuster as Vice President, each of whom will hold office in accordance with the Bylaws of the Surviving Corporation, and in each case until their respective successors are duly elected or appointed and qualified.

        1.2         Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of IBC, NEWCO, Mepco or any Shareholder, the shares of capital stock of each of the Constituent Corporations shall be converted as follows:

        (a)        Conversion and Transfer of NEWCO Stock. Each issued and outstanding share of common stock, no par value per share of NEWCO, shall be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation, which converted shares shall constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation immediately after the Effective Time. Each stock certificate of NEWCO evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation. Immediately following the Effective Time, IBC shall cause the shares of common stock of the Surviving Corporation to be transferred, as a capital contribution, to its wholly owned subsidiary, Independent Bank, a Michigan banking corporation (“IB”).

        (b)        Conversion of Mepco Stock. Subject to the terms and conditions of this Agreement, each Mepco Share which is outstanding immediately prior to the Effective Time shall automatically be canceled and extinguished and converted, without any action on the part of the holder thereof, into, and become exchangeable for (i) cash, payable in the form of immediately available funds, in an amount equal to Five Million Dollars ($5,000,000), divided by the total number of issued and outstanding Mepco Shares at the Effective Time (the “Total Mepco Shares”), (ii) the number of shares of IBC Stock equal to the Conversion Ratio, and (iii) the right to receive an amount equal to the Contingent Consideration divided by the Total Mepco Shares (the sum of which is referred to collectively as the “Merger Consideration”). All Mepco Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any Mepco Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon the surrender of such certificates in accordance with Section 1.5 of this Agreement. Payment of the Merger Consideration to the Shareholders pursuant to the terms of this Agreement is the joint and several obligation of IBC and the Surviving Corporation. The Merger Consideration shall be determined in accordance with the following definitions:

        (i)        Conversion Ratio. The “Conversion Ratio” shall mean a fraction (i) the numerator of which shall equal (x) Five Million Dollars ($5,000,000) divided by (y) the Average Price of IBC Stock, and (ii) the denominator of which shall equal the Total Mepco Shares.

        (ii)       Average Price of IBC Stock. The “Average Price of IBC Stock” shall mean the per share average of the last reported sale price of a share of IBC Stock as quoted on the NASDAQ National Market System, during the twenty (20) trading days immediately preceding (1) the Closing Date, in the case of the payment as of Closing, or (2) the date which immediately precedes that Contingent Consideration Payment Date, in the case of any Contingent Consideration Payment.

        (iii)      Contingent Consideration. The “Contingent Consideration” shall mean the sum of the Lawsuit Amount and the Earn Out Amount. The Contingent Consideration shall be payable in separate installments, each a “Contingent Consideration Payment,” and the date of any payment shall be referred to as the “Contingent Consideration Payment Date.” In no event shall any of the Lawsuit Amount or any Annual Earn Out be less than $0. Each Contingent Consideration Payment shall be payable in equal percentages of cash and IBC Stock, as a result of which the Shareholders shall be paid the following for each Mepco Share, (a) cash, payable in the form of immediately available funds, equal to fifty percent (50%) of that Contingent Consideration Payment, divided by the Total Mepco Shares, plus (b) shares of IBC Stock equal to the Contingent Consideration Conversion Ratio. The “Contingent Consideration Conversion Ratio” shall mean a fraction (i) the numerator of which shall equal (x) fifty percent (50%) of that Contingent Consideration Payment divided by (y) the Average Price of IBC

Stock, and (ii) the denominator of which shall equal the Total Mepco Shares. Notwithstanding the foregoing, if the aggregate market value of the shares of IBC Stock issuable to the Shareholders for that Contingent Consideration Payment, determined as of the close of business on the date immediately preceding that Contingent Consideration Payment Date, and based upon the last reported sale price of IBC Stock on such date, is less than forty percent (40%) of that Contingent Consideration Payment, then IBC shall cause to be issued to the Shareholders such additional shares of IBC Stock such that the aggregate market value of all of such shares, determined in accordance with this sentence, shall equal forty percent (40%) of that Contingent Consideration Payment.

        (iv)      Lawsuit Amount. The “Lawsuit Amount” shall mean the actual amount paid to and received by the Surviving Corporation as a result of the Final Resolution of the litigation listed as item 5 in Schedule 3.15 (the “Lawsuit”), less (1) all legal fees and out-of-pocket litigation costs incurred by the Surviving Corporation after the Effective Time in connection with the Lawsuit, and less (2) all income taxes and other taxes incurred by the Surviving Corporation as a result of the receipt of the amount paid to and received by the Surviving Corporation as a result of the Final Resolution of the Lawsuit. The “Final Resolution” of the Lawsuit shall mean either (a) the final settlement and dismissal with prejudice of all claims made and pending in the Lawsuit, or (b) the final and binding judgment rendered by the court and the waiver, expiration or resolution of all appeals therefrom.

        (v)       Earn Out Amount. The “Earn Out Amount” shall mean the sum of the Annual Earn Outs. The Annual Earn Outs shall be determined in accordance with attached Annex IV, based upon the Adjusted Annual Net Income of the Surviving Corporation during each of the first five (5) full twelve (12) consecutive month periods beginning as of (x) if the Closing Date is on or prior to the fifth (5th) day of a calendar month, the first day of such month, or (y) if the Closing Date is on or after the sixth (6th) day of a calendar month, the first day of the next calendar month (each an “Annual Earn Out Period”). Notwithstanding the foregoing, if IBC defaults in its obligation to provide financing under the Independent Bank Senior Loan Agreement and the Surviving Corporation is able to secure such replacement financing within the six (6) month period following such default, then (i) the Annual Earn Out Period during which such default occurs (the “Default Annual Earn Out Period”) shall be extended by the number of days required by the Surviving Corporation to secure such replacement financing (the “Default Cure Period”), (ii) the Adjusted Annual Net Income of the Surviving Corporation for the Default Annual Earn Out Period shall exclude the days that comprise the Default Cure Period, and (iii) the date of commencement of all Annual Earn Out Periods subsequent to the Default Annual Earn Out Period, if any, shall be delayed by the Default Cure Period. Subject to the foregoing, the Adjusted Annual Net Income of the Surviving Corporation for each Annual Earn Out Period shall mean:

        (A)        the after tax income of the Surviving Corporation for that period, as computed in accordance with generally accepted accounting principles consistently applied (“GAAP”) and after giving effect to (1) the allocations and requirements described in attached Annex V, and (2) the Mepco Tax Rate, but excluding the effect, if any, on the Surviving Corporation from (i) any expenses or income attributable to or resulting from the Lawsuit, (ii) any expense attributable to the full or partial write-off (excluding depreciation or amortization), if any, of the Actual Investment in the System, or (iii) any purchase accounting adjustments attributable to the Merger;

        (B)        reduced by the product of (1) the average of the daily outstanding balance under the Independent Bank Senior Loan Agreement for that Annual Earn Out Period, (2) the difference of 140 basis points less the Applicable Margin (as defined in the Independent Bank Senior Loan Agreement), and (3) the difference of (1 – the Mepco Tax Rate); and

        (C)        if the DZ Facility (described in attached Schedule 3.3(b)) is terminated, reduced by the product of (1) Two Hundred Thirteen Thousand Three Hundred Thirty-three Dollars ($213,333), (2) a fraction, the numerator of which shall equal the number of days during that Annual Earn Out Period that the DZ Facility was terminated and the denominator of which equals 365, and (3) the difference of (1 – the Mepco Tax Rate). If the DZ Facility is terminated, any break-up fee paid by the Surviving Corporation or any other affiliate or subsidiary of IBC shall not be deducted in computing the Adjusted Annual Net Income of the Surviving Corporation, and any write downs associated with the related capitalized costs resulting from such termination shall not be deducted in computing the Adjusted Annual Net Income of the Surviving Corporation.

“System” shall mean the Mepco Atlas Warranty and Premium Finance System.

        The “Actual Investment in the System” shall mean the sum of (1) $2,886,519 as of (and including) January 31, 2003; plus (2) Mepco’s investment in the System from and including February 1, 2003 through and including the Effective Time; plus (3) the Surviving Corporation Investment in the System subsequent to the Effective Time and through and including the System Operation Date. “Surviving Corporation Investment in the System” shall mean the total of the Surviving Corporation’s direct costs related to the System with regard to (a) goods or services provided by third parties and verifiable by invoices, and (b) services provided by persons who were hired after the date of this Agreement by Mepco or the Surviving Corporation and who had previously rendered third party services to Mepco or the Surviving Corporation (which for the purposes of this item (b) shall include only that portion of such person’s base salary and benefits that are directly attributable to time spent working on the System by such person); provided that the “Surviving Corporation Investment in the System” shall exclude those costs that are required to be expensed in accordance with GAAP but shall include those costs that are required to be capitalized in accordance with GAAP.

The “System Operation Date” shall mean the first date on which new contracts are exclusively entered into, and serviced using, the System; provided that during the entire six month period immediately following such date all new contracts are exclusively entered into, and serviced using, the System and no new contracts are entered into, or serviced using, Mepco’s existing PFLM system.

The Mepco Tax Rate shall mean thirty-seven percent (37%), which shall be adjusted to give effect to the Surviving Corporation’s actual effective tax rate for that Annual Earn Out Period if there occurs any tax law or other changes, after the Effective Time, that affects the Surviving Corporation’s actual, effective tax rate.

Not later than thirty (30) days following the last day of each Annual Earn Out Period, IBC shall determine the Annual Earn Out for such period based on the books and records of the Surviving Corporation. IBC shall deliver its determination of each Annual Earn Out (the “Preliminary Annual Earn Out”) to the Shareholders’ Representative, as defined in Section 11.17 (the “Annual Earn Out Notice”). Thereafter, the Shareholders’ Representative shall have thirty (30) days from receipt of the Annual Earn Out Notice to notify IBC if the Shareholders’ Representative disputes the Preliminary Annual Earn Out and the basis therefor (the “Annual Earn Out Dispute Notice”). If IBC has not received the Annual Earn Out Dispute Notice within the thirty (30) day time period, the Preliminary Annual Earn Out shall become the Annual Earn Out. If, on the other hand, IBC has received the Annual Earn Out Dispute Notice within the required thirty (30) day period, then IBC and the Shareholders’ Representative shall mutually agree upon an independent accounting firm to resolve the dispute to determine the Annual Earn Out. If IBC and the Shareholders’ Representative cannot agree on an independent accounting firm, or otherwise agree upon the Annual Earn Out within ten (10) days after IBC’s receipt of the Annual Earn Out Dispute Notice from the Shareholders’ Representative, IBC’s Chief Executive Officer, on behalf of IBC, and the Shareholders’ Representative, on behalf of the Shareholders, shall select among Deloitte & Touche LLP, Ernst & Young LLP or PricewaterhouseCoopers LLP, whose determination of the Annual Earn Out shall be final and binding on the parties. The cost of the independent accounting firm shall be borne by the party (either IBC or the Shareholders), whose determination of the Annual Earn Out was furthest from the determination of the independent accounting firm, or equally by IBC and the Shareholders in the event the determination by the independent accounting firm is equidistant between the determination of the parties.

        1.3         Contingent Adjustment to Merger Consideration.

        (a)        Equity Adjustment. Mepco and the Shareholders (collectively the “Subject Parties” and individually a “Subject Party”) individually and not jointly or severally represent and warrant to and covenant with IBC that, as determined in accordance with GAAP, the shareholders’ equity accounts of Mepco as of immediately prior to the Effective Time (the “Net Worth”) will be at least (i) Three Million Dollars ($3,000,000), plus (ii) the amount of capitalized legal expenses attributable to Lawsuit incurred until the Effective Time, minus (iii) the after-tax writedown, if any, recorded prior to the Effective Time, of the receivable related to the Lawsuit (collectively, the “Minimum Net Worth”). The Merger Consideration shall be reduced by the amount by which the Minimum Net Worth exceeds the Net Worth (the “Reduction Amount”) or increased by the amount by which the Net Worth exceeds the Minimum Net Worth (the “Additional Amount”). The Reduction Amount or Additional Amount shall be allocated proportionately between the cash and shares of IBC Stock to be paid and issued in exchange for the Mepco Shares in connection with the Merger. For purposes of determining the payment of any Reduction Amount or Additional Amount, the value of the shares of IBC Stock shall equal the Average Price of IBC Stock determined under Section 1.2(b)(ii) above for the period ending as of the last business day immediately preceding the final determination of the Reduction Amount or the Additional Amount.

        (b)        Procedures. Not later than thirty (30) days following the Effective Time, IBC shall determine the Net Worth based on the books and records of Mepco as of the Effective Time. If IBC determines that the Minimum Net Worth is less than or exceeds the Net Worth, it shall deliver its determination of that amount (the “Preliminary Adjustment Amount”) to the Shareholders’ Representative (the “Adjustment Notice”). Thereafter, the Shareholders’ Representative shall have thirty (30) days from receipt of the Adjustment Notice to notify IBC if the Shareholders’ Representative disputes the Preliminary Adjustment Amount and the basis therefor (the “Dispute Notice”). If IBC has not received the Dispute Notice within the thirty (30) day time period, the Preliminary Adjustment Amount shall become either the Reduction Amount or the Additional Amount, as the case may be. If, on the other hand, IBC has received the Dispute Notice within the required thirty (30) day period, then IBC and the Shareholders’ Representative shall mutually agree upon an independent accounting firm to resolve the dispute to determine the Net Worth. If IBC and the Shareholders’ Representative cannot agree on an independent accounting firm, or otherwise agree upon the Net Worth within ten (10) days after IBC’s receipt of the Dispute Notice from the Shareholders’ Representative, IBC’s Chief Executive Officer, on behalf of IBC, and the Shareholders’ Representative, on behalf of the Shareholders, shall select among Deloitte & Touche LLP, Ernst & Young LLP or PricewaterhouseCoopers LLP, whose determination of the Net Worth shall be final and binding on the parties. The cost of the independent accounting firm shall be borne by the party (either IBC or the Shareholders), whose determination of the Net Worth was furthest from the determination of the independent accounting firm, or equally by IBC and the Shareholders in the event the determination by the independent accounting firm is equidistant between the determination of the parties. The Reduction Amount or Additional Amount, if any, shall be paid within five (5) business days following the final determination of such amount. The obligation to repay any Reduction Amount shall be the individual, and not joint or several, obligation of each of (i) the Edward M. Walder Trust (the “EMW Trust”) and the Paul M. Walder Trust (the “PMW Trust”, and together with the EMW Trust, the “Walder Shareholders”), jointly and severally with respect to each other, and (ii) Nationwide Acceptance Corporation (the “Nationwide Shareholder”), and shall not be subject to the indemnification provisions of Article VIII of this Agreement. In no event shall either of the Walder Shareholders or the Nationwide Shareholder be obligated to repay more than such party’s Pro Rata Share of any Reduction Amount. For purposes of this Agreement, “Pro Rata Share” of any Shareholder or group of Shareholders shall mean a fraction (i) the numerator of which shall equal the number of Mepco Shares held by such Shareholder or group of Shareholders immediately prior to the Effective Time and (ii) the denominator of which shall equal the Total Mepco Shares.

        1.4         Conditional Acceleration of Payment of Contingent Consideration. If IBC (a) terminates the Employment Agreements with Edward Walder and/or Paul Walder referenced in Section 2.1 below, except for Cause (as defined in such Agreements), Disability (as defined in such Agreements) or the death of such employee, or (b) defaults in its obligation to provide financing under the Independent Bank Senior Loan Agreement and the Surviving Corporation is unable to secure such replacement financing within the six (6) month period following such default, the Shareholders shall have the option, by written notice from the Shareholders’ Representative to IBC (the “Default Notice”) within the one (1) year period immediately following the occurrence, if any, of each of (a) and (b) (a “Default”), to cause IBC to pay to all of the Shareholders the Expected Contingent Consideration (as set forth in attached Annex VI) for each Annual Earn Out Period that has not been completed prior to the date of the Default Notice. If the Default is a result of Section 1.4(a) above, the Expected Contingent Consideration shall include the Additional Expected Amount (as set forth in Annex VI). Notwithstanding the foregoing, the Expected Contingent Consideration that is payable shall be discounted at an annual rate equal to twenty-five percent (25%) for the number of days between the date of the Default Notice and the date such Contingent Consideration Payment(s) would have been paid, but for such Default. The Expected Contingent Consideration shall be paid within fifteen (15) days after the date of IBC’s receipt of the Default Notice. After the date of the Default Notice, no further Contingent Consideration Payments shall be due or made, (i) except, in the event of a Default under Section 1.4(b) above, for the Lawsuit Amount, which shall be payable in accordance with Section 1.2(b)(iii), and (ii) unless the date of the Default Notice is after the last day of the immediately preceding Annual Earn Out Period and prior to the Shareholders’ receipt of the Annual Earn Out Amount for that Annual Earn Out Period, in which case that Annual Earn Out shall be paid in accordance with Section 1.2(b)(v).

        1.5         Exchange of Certificates.

        (a)        IBC to Provide Common Stock. At the Closing and upon receipt of the Certificates and/or other documents referred to in Section 1.5(b), IBC shall cause to be delivered to the Shareholders the shares of IBC Stock and cash determined under Section 1.2(b)(i) and (ii) in exchange for the Mepco Shares.

        (b)        Certificate Delivery Requirements. At the Closing, the Shareholders shall deliver to IBC the certificates representing the Mepco Shares (the “Certificates”), duly endorsed in blank by the Shareholders, or accompanied by blank stock powers. The Shareholders shall promptly cure any deficiencies with respect to the endorsement of the Certificates or other documents of conveyance with respect to the stock powers accompanying the Certificates. Until delivered as contemplated by this Section 1.5(b), each Certificate shall be deemed at any time after the Effective Time to represent the right to receive upon such surrender the Merger Consideration.

        (c)        No Further Ownership Rights in Capital Stock of Mepco. All IBC Stock and cash delivered upon the surrender for exchange of Mepco Shares in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to the Mepco Shares, and following the Effective Time, the Certificates (whether or not delivered) shall have no further rights to, or ownership in, shares of capital stock of Mepco. There shall be no further registration or transfers on the stock transfer books of the Surviving Corporation of the Mepco Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 1.5.

ARTICLE II
FURTHER AGREEMENTS

        2.1         Employment Agreements. Prior to or at the Closing, the Surviving Corporation, as employer, and Howard Walder, Edward Walder and Paul Walder, respectively, as employees, shall each execute and deliver Employment Agreements with the Surviving Corporation, each of which is in the form of attached Annex VII-1 through Annex VII-3, respectively, providing for the terms and conditions of their respective employment by the Surviving Corporation.

        2.2         Noncompetition Agreement. Prior to or at the Closing, each of the individuals listed in Section 2.1 and the Surviving Corporation shall execute and deliver a Noncompetition Agreement, in the form of attached Annex VIII (the “Noncompetition Agreement”), whereby each individual shall agree not to compete with the Surviving Corporation in the Territory (as defined therein) and during the Noncompetition Period (as defined therein).

        2.3         Lease Agreement. Prior to or at the Closing, the Surviving Corporation and MIPF, L.L.C. shall execute and deliver a Lease Agreement, in the form of attached Annex IX, for the Surviving Corporation’s lease of the premises located at 174 North Michigan Avenue, Chicago, Illinois.

        2.4         Registration of Shares. Prior to or at the Closing, IBC and the Shareholders shall execute and deliver a Registration Rights Agreement, in the form of attached Annex X.

        2.5         Independent Bank Senior Loan Agreement. Prior to or at the Closing, IB and the Surviving Corporation shall execute and deliver the Independent Bank Senior Loan Agreement, in the form of attached Annex XI, whereby IB shall (a) provide certain financing to the Surviving Corporation after the Effective Time, and (b) agree that it shall pay, in full, all of the Outstanding Subordinated Debt, as set forth in attached Schedule 3.9, at the Closing.

        2.6         Management Continuity Agreements. Prior to or at the Closing, each of Edward Walder and Paul Walder and IBC shall execute and deliver a Management Continuity Agreement, in the form of attached Annex XIII.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SUBJECT PARTIES

        To induce IBC to enter into this Agreement and consummate the transactions contemplated in this Agreement, each Subject Party individually, and not jointly or severally, as applied to the Walder Shareholders and the Nationwide Shareholder, but jointly and severally as applied to the EMW Trust and the PMW Trust, represents and warrants to IBC as follows:

        3.1         Organization. Each of Mepco and the Subsidiaries (as defined in Section 3.6 below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, all as more particularly described on attached Schedule 3.1, and each is duly authorized and qualified to do business in the places and in the manner as now conducted. Schedule 3.1 contains a true, correct and complete list of all jurisdictions in which Mepco and each Subsidiary is authorized or qualified to do business. True, complete and correct copies of the Articles of Incorporation and Bylaws, each as amended, of Mepco and each Subsidiary are attached as Schedule 3.1 (the “Charter Documents”). The minute books and other corporate books and records of Mepco and each Subsidiary as heretofore made available to IBC (and as shall be delivered to IBC at Closing) are true, correct and complete in all respects.

        3.2         Authorization; Validity. Each Subject Party has the right, power and authority to execute, deliver and perform this Agreement. This Agreement is a legal, valid and binding obligation of each Subject Party who is a party thereto, enforceable in accordance with its terms. This Agreement has been duly approved and the performance by each of the Subject Parties of this Agreement have been duly authorized by all necessary corporate and shareholder action.

        3.3         No Conflicts. Except as disclosed on Schedule 3.3, the execution, delivery and performance of this Agreement by each Shareholder and Mepco will not: (a) conflict with, or result in a breach or violation of the Charter Documents; (b) conflict with, or result in a default (or would constitute a default but for any requirement of notice or lapse of time or both), or require any notice, consent or approval under any agreement, contract, commitment, understanding, document or instrument to which Mepco or a Subsidiary is a party or is otherwise subject; (c) violate, require any filing, consent or approval under, or result in the creation or imposition of any lien, charge or encumbrance on any of Mepco’s or any Subsidiary’s properties pursuant to any law, rule, regulation, judgment, order or decree; or (d) result in termination or any impairment of any permit, license, franchise, contractual right or other authorization of Mepco or any Subsidiary.

        3.4         Capital Stock of Mepco. The authorized capital stock of Mepco consists of 200,000 Mepco Shares, of which 1,131.802 shares are issued and outstanding, and 200,000 shares of Class B Common Stock, of which no shares are issued and outstanding (“Class B Shares”). All of the issued and outstanding shares of the capital stock of Mepco have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record and beneficially by the Shareholders in the amounts set forth in Annex I, free and clear of all liens, encumbrances and claims of every kind. All of the issued and outstanding shares of the capital stock of Mepco and the Subsidiaries were offered, issued, sold and delivered by Mepco or the applicable Subsidiary, as the case may be, in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such shares was issued in violation of the preemptive rights of any Person. Annex I contains a complete and accurate list of the names of the Shareholders, and such Shareholders constitute all of the shareholders of Mepco. “Person” (whether or not capitalized) means any natural person, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or Governmental Entity. “Governmental Entity” means any federal, state, or local court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

        3.5         Transactions in Capital Stock. Except as disclosed on Schedule 3.5, no option, warrant, call, subscription right, conversion right or other contract or commitment of any kind exists which could obligate Mepco or any Subsidiary to issue, sell or otherwise cause to become outstanding any shares of capital stock not outstanding on the date hereof. Neither Mepco nor any Subsidiary has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Neither the voting stock structure of Mepco nor the relative ownership of shares among any of the Shareholders has been altered or changed in contemplation of the Merger. Except as disclosed on Schedule 3.5, there has been no transaction or action taken with respect to the ownership of Mepco or any Subsidiary within the preceding two years. None of the shares of company stock of Mepco was issued pursuant to awards, grants or bonuses.

        3.6         Subsidiaries. Mepco owns no Interests (beneficially or of record) in any Person other than the Persons listed on attached Schedule 3.6 and the Interests listed on such Schedule. “Interests” means any capital stock, securities convertible into capital stock or any other equity or ownership interest in any Person. Schedule 3.6, lists the number of issued and outstanding shares and class of authorized capital stock of each Subsidiary of Mepco. “Subsidiary” means, with respect to any Person, any corporation of which a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or any partnership, limited liability company, association or other business entity of which a majority of the partnership or other similar ownership interest is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, limited liability company, association or other business entity or is or controls the managing director or general partner of such partnership, limited liability company, association or other business entity. The Interests are owned by Mepco, free and clear of all liens, encumbrances and claims of every kind.

        3.7         Predecessor Status, Etc. Schedule 3.7 sets forth a listing of all names of all predecessor companies of Mepco, including, without limitation, the names of any Person from which Mepco has acquired material assets. Mepco has not at any time been a Subsidiary or division of another Person.

        3.8         Financial Statements. Schedule 3.8 includes true, complete and correct copies of (i) Mepco’s and the Subsidiaries’ audited consolidated balance sheets as of December 31, 2000 and December 31, 2001, unaudited consolidated balance sheet as of December 31, 2002, consolidated audited statements of income, cash flows and stockholders’ equity of Mepco and the Subsidiaries for each of the years ended December 31, 2000 and December 31, 2001, and the consolidated unaudited statement of income of Mepco and the Subsidiaries for the year ended December 31, 2002; (ii) a management-prepared consolidated balance sheet of Mepco and the Subsidiaries as of January 31, 2003 (January 31, 2003 is hereafter referred to as the “Balance Sheet Date” and the balance sheet as of such date is referred to herein as the “January 31, 2003 Balance Sheet”); and (iii) a management-prepared consolidated statement of income for Mepco and the Subsidiaries for the period ended January 31, 2003 (collectively, the “Mepco Financial Statements”). The Mepco Financial Statements are true and complete in all material respects, have been prepared in accordance with GAAP and fairly represent the financial condition and results of operations of Mepco and the Subsidiaries for the periods covered in such reports.

      3.9         Liabilities and Obligations.

(a) Except as disclosed on Schedule 3.9, neither Mepco nor any Subsidiary is liable for or subject to any liabilities except for:

(i) those liabilities reflected on the January 31, 2003 Balance Sheet and not heretofore paid or discharged;

        (ii)       those liabilities, arising in the ordinary course of its respective business consistent with past practice, under any contract, commitment or agreement specifically disclosed on any Schedule to this Agreement or not required to be disclosed thereon because of the amount involved; and

(iii) those liabilities incurred since the Balance Sheet Date in the ordinary course of business, consistent with past practice, which liabilities are not individually or in the aggregate, material.

For purposes of this Section 3.9 and Section 8.1, the term “liabilities” shall include, without limitation, any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent or otherwise, and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

        (b)        For each such liability for which the amount is not fixed or is contested, Mepco has provided to IBC (i) a summary description of the liability together with (A) amounts claimed and any other action or relief sought and (B) name of claimant; (ii) names of all other parties to the claim, suit or proceeding and the name of each court or agency before which such claim, suit or proceeding is pending; and (iii) the date such claim, suit or proceeding was instituted.

        (c)        Schedule 3.9 sets forth an accurate list of all outstanding subordinated debt of Mepco (the “Outstanding Subordinated Debt”). Except as set forth in Schedule 3.9, the Outstanding Subordinated Debt is payable at any time, in whole or in part by Mepco, without any prepayment or other penalty.

        3.10       Personal Property. Schedule 3.10 sets forth an accurate list of all personal property included in “property and equipment” on the January 31, 2003 Balance Sheet and all other personal property owned or leased by Mepco or any Subsidiary with a value in excess of Twenty-five Thousand Dollars ($25,000), (a) as of the Balance Sheet Date or (b) acquired since the Balance Sheet Date, and all personal property currently leased by Mepco or any Subsidiary, including in each case true, complete and correct copies of leases for material personal property and also including an indication as to which assets are currently owned by any Shareholder or any Subsidiary or, to the Shareholders’ Knowledge, any Shareholder Affiliate. Mepco and the Subsidiaries have good, valid and marketable title to all of such property, free of any liens or encumbrances. For purposes of this Agreement, “Shareholder Affiliate” shall mean any sibling, spouse, parent, child, in-law or other relative, or any Affiliate, of any Shareholder. All of the material equipment of Mepco and the Subsidiaries listed on Schedule 3.10 are in working order and condition, ordinary wear and tear excepted. Except as set forth on Schedule 3.10, all leases set forth on Schedule 3.10 are in full force and effect and constitute valid and binding agreements of Mepco or any Subsidiary and the other parties thereto in accordance with their respective terms. All fixed assets used by Mepco or any Subsidiary are either owned by Mepco or any Subsidiary or leased under an agreement listed on Schedule 3.10.

        3.11       Significant Customers. Schedule 3.11 contains an accurate list of (a) all significant customers (i.e., any customer accounting for Two Hundred Fifty Thousand Dollars ($250,000) or more of accounts receivable of Mepco and its Subsidiaries reflected on the January 31, 2003 Balance Sheet). Except to the extent set forth on Schedule 3.11, (x) none of the significant customers of Mepco or any Subsidiary have canceled or substantially reduced service, or, to the Knowledge of the Shareholders, are currently attempting or threatening to cancel or substantially reduce service and (y) Mepco and the Subsidiaries have complied with all of their respective commitments and obligations and are not in default under any contracts set forth on Schedule 3.23 and no notice of default has been received with respect to any thereof.

        3.12       Real Property. Neither Mepco nor any of its Subsidiaries owns any real property. Schedule 3.12 sets forth an accurate list of all real property leased by Mepco or any Subsidiary as of the date of this Agreement. Mepco has delivered to IBC true, complete and correct copies of all such leases. Each lease under which Mepco or its Subsidiaries holds or uses any real property is in full force and effect and constitute valid and binding agreements of Mepco or any Subsidiary and to the Knowledge of Mepco, the other party thereto in accordance with their respective terms; all rents, additional rents and other payments due to date on each such lease have been paid; in each instance Mepco as lessee is not in default in any material respect in any of the covenants to be performed by Mepco or its Subsidiaries thereunder; to the Knowledge of

Mepco, no current waiver or postponement of Mepco’s or its Subsidiaries’ obligations thereunder has been granted by any lessor; and to the Knowledge of Shareholders there exists no event, occurrence, condition or act which, with the giving of notice or the passage of time, would become a material default under any such lease. The present uses and occupancy of all premises leased by Mepco or its Subsidiaries are in conformity in all material respects with all applicable laws including, without limitation, all zoning, building, fire, and all other applicable state, county and municipal laws, rules and regulations. Neither Mepco nor its Subsidiaries has any claims against any person, and no person has asserted a written claim against Mepco or its Subsidiaries arising under or through Mepco’s use or occupancy of its leases or owned premises.

        3.13       Insurance. Schedule 3.13 sets forth an accurate list of all current insurance policies carried by Mepco and the Subsidiaries and all insurance loss runs or workmen’s compensation claims received for the past two policy years. True, complete and correct copies of all current insurance policies, all of which are in full force and effect, have previously been delivered to IBC.

        3.14       Compensation: Employment Agreements. Schedule 3.14 sets forth an accurate list of all officers, directors and employees earning an annual base salary greater than $125,000 (“Key Employees”) of Mepco and the Subsidiaries, listing all employment agreements with such officers, directors and Key Employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of the date hereof. Mepco has provided to IBC true and complete copies of all employment contracts, commitments and arrangements with persons listed on Schedule 3.14. Except as otherwise set forth in Schedule 3.14, neither Mepco nor any Subsidiary is a party to any agreement requiring it to make a payment or provide any other form of compensation or benefit to any person performing services for Mepco or any Subsidiary upon termination of such services which would not be payable or provided in the absence of the commitments of the transactions contemplated by this Agreement.

        3.15       Conformity with Law; Litigation. Neither Mepco nor any Subsidiary has violated any material law or regulation or any order of any Governmental Entity having jurisdiction over it; and except to the extent set forth on Schedule 3.15, there are no legal, quasi-judicial or administrative proceedings of any kind or nature now pending or, to the Knowledge of Shareholders, expressly threatened before any court or administrative body specifically involving Mepco or any of its Subsidiaries or any of its properties or capital stock that would have a material adverse effect on Mepco and such Subsidiaries or their assets, operations or earnings on a consolidated basis or the transaction proposed by this Agreement. Schedule 3.15 also sets forth the Lawsuit referenced in Section 1.2(b)(iii) above.

        3.16       Taxes. Except as set forth in Schedule 3.16, (a) each of Mepco and its Subsidiaries has timely filed, or has timely applied for extensions of time to file, all material tax returns, reports, statements and other documents (“Tax Returns”) required to be filed, distributed, or prepared by any of them relating to any Taxes, and all such Tax Returns which have been filed are accurate and complete in all respects; (b) each of Mepco and its Subsidiaries has paid (or there has been paid on its behalf, or has set up an adequate reserve for the payment of), all material Taxes required to be paid, withheld, or deducted, or for which any of Mepco or its

Subsidiaries are liable, in respect of the fiscal periods covered by such Tax Returns, and with respect to each Tax, from the end of the fiscal period covered by the most recently filed Tax Return to the date hereof; (c) the January 31, 2003 Balance Sheet reflects an adequate reserve for all Taxes (whenever determined) payable, or required to be withheld and remitted, by Mepco or any of its Subsidiaries, or for which Mepco or any of its Subsidiaries is liable, for all fiscal periods through the Balance Sheet Date; (d) neither Mepco nor any of its Subsidiaries is delinquent in the payment of any Tax, assessment or governmental charge; (e) there are no Tax examinations in progress involving Mepco or any of the Subsidiaries for any fiscal period or periods, and no notice of any claim for Taxes, whether pending or threatened, has been received in writing, and no requests for waivers of the time to assess any such Taxes are pending; (f) Mepco and each Subsidiary has a taxable year ended on December 31 in each year; (g) Mepco and each Subsidiary currently utilizes the accrual method of accounting for income Tax purposes and such method of accounting has not changed in the past five years; and (h) none of Mepco or its Subsidiaries (i) has filed a consent under section 341(f) of the Code, (ii) has made, or is obligated or may become obligated to make, any material payments that will not be deductible by reason of section 280G of the Code or subject to Section 4999 of the Code, or (iii) has been a member of an affiliated group of corporations (within the meaning of Section 1504 of the Code) which has filed a consolidated federal income tax return (other than the group of which Mepco is the common parent) or otherwise has any liability for the Taxes of any Person (other than Mepco and its Subsidiaries) under Treas. Reg. § 1.1502-6, any similar provision of state, local or foreign law, or by reason of its status as a transferee, successor, indemnitor or otherwise.

        For purposes of this Agreement, the term “Tax” shall include any tax or similar governmental charge, impost or levy (including, without limitation, income taxes, franchise taxes, transfer taxes or fees, sales or use taxes, gross receipts taxes, single business tax, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, unemployment taxes, social security taxes, minimum taxes or windfall profit taxes) together with any related penalties, fines, additions to tax or interest imposed by the United States or any state, county, local government or subdivision or agency thereof or by the laws of the United Kingdom, Canada or subdivisions or agencies thereof.

        3.17       Absence of Changes. Since October 1, 2002, except for the consummation of the transactions contemplated hereby or as set forth on Schedule 3.17, there has not been:

(a) any event that by itself or together with other events, has had or will have a Material Adverse Effect;

(b) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of Mepco or any Subsidiary;

        (c)        any change in the authorized capital of Mepco or any Subsidiary or in its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

        (d)        any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of Mepco or any Subsidiary;

        (e)        any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by Mepco or any Subsidiary to any of its officers, directors, shareholders, employees, consultants, independent contractors or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

(f) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, materially adversely affecting the business or prospects of Mepco or any Subsidiary;

        (g)        any sale or transfer, or any agreement to sell or transfer, any assets, property or rights of Mepco or any Subsidiary to any Person, including, without limitation, the Shareholders and Shareholder Affiliates;

        (h)        any cancellation, or agreement to cancel, any indebtedness or other obligation owing to Mepco or any Subsidiary, including, without limitation, any indebtedness or obligation of any Shareholder or Shareholder Affiliate thereof, provided that Mepco and the Subsidiaries may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

        (i)        any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of Mepco or any Subsidiary or requiring the consent of any party to the transfer and assignment of any such assets, property or rights;

        (j)        any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of business of Mepco and the Subsidiaries consistent with past practice;

(k) any waiver of any material rights or claims of Mepco or any Subsidiary;

        (l)        any breach, amendment or termination of any material contract, agreement, license, permit or other right to which Mepco or any Subsidiary is a party or subject or to which any of their respective assets is subject;

        (m)        any negotiation, conclusion of an agreement or any other transaction between Mepco or any Subsidiary, on the one hand, and any Shareholder, Shareholder Affiliate or Affiliate of Mepco or a Subsidiary; or

(n) any transaction by Mepco or any Subsidiary outside the ordinary course of businesses.

        “Material Adverse Effect” (whether or not capitalized) shall mean a material adverse effect on the business, operations, properties, assets, or financial condition of Mepco and its Subsidiaries taken as a whole.

        3.18       Bank Accounts; Powers of Attorney. Schedule 3.18 sets forth an accurate list of: (a) the name of each financial institution in which Mepco or any Subsidiary has any account or safe deposit box; (b) the names in which the accounts or boxes are held; (c) the type of account; and (d) the name of each person authorized to draw thereon or have access thereto. Schedule 3.18 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from Mepco or any Subsidiary and a description of the terms of such power.

        3.19       Contracts with Affiliates. Schedule 3.19 sets forth the names and addresses of all of the Affiliates of Mepco. Except those contracts set forth on Schedule 3.19 (the “Affiliate Contracts”), neither Mepco nor any of its Subsidiaries is party to or is otherwise bound by any contract, agreement or commitment with an Affiliate or Affiliate of a Shareholder. To the Knowledge of Mepco, each party to any Affiliate Contract has in all respects performed the obligations required to be performed and has complied in all respects with its obligations thereunder. “Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of this definition, “control” of a Person shall mean the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting, power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

        3.20       Absence of Claims Against Mepco. No Shareholder has any claim against Mepco or its Subsidiaries except for (a) items specifically identified on Schedules 3.9 and 3.11 as being claims of or obligations to the Shareholders and (b) continuing obligations to Shareholders relating to their employment by Mepco.

        3.21       Accounts Receivable. To the Knowledge of Mepco, with respect to all finance receivables of Mepco and its Subsidiaries reflected on the January 31, 2003 Balance Sheet, and to be reflected on the books and records of Mepco as of the Effective Time, there is a valid note, financing agreement or other financing instrument.

        3.22       Intellectual Property Rights.

        (a)        Mepco and its Subsidiaries own or possess all right, title and interest in and to, or have a license to use, the Intellectual Property Rights used in the business of Mepco free and clear of all liens and other encumbrances, and no claims by any third party contesting the validity, enforceability, use or ownership of any of the Intellectual Property Rights has been made, is currently outstanding or, to the Knowledge of Mepco, is threatened. “Intellectual Property Rights” shall mean all of the following owned by, issued to or licensed to, Mepco: patents, patent applications, and any reissue, continuation, continuation-in-part, division, revision, extension or reexamination thereof, trademarks, service marks, and copyrightable works; and all registrations, applications and renewals for any of the foregoing; licenses or other agreements to or from third parties regarding the foregoing. Attached as Schedule 3.22 is a list of all trademarks owned by or licensed to Mepco.

        (b)        The transactions contemplated by this Agreement will have no Material Adverse Effect on Mepco’s or its Subsidiaries’ right, title and interest in and to the Intellectual Property Rights. Mepco or its Subsidiaries have taken all reasonably necessary action to protect the Intellectual Property Rights and will continue to maintain those rights prior to the Closing so as to not materially adversely affect the validity or enforcement of such Intellectual Property Rights.

        (c)        Neither Mepco nor its Subsidiaries has received any written claims within the past twelve (12) months that Mepco has infringed or misappropriated any intellectual property rights of any third party and, to the Knowledge of Mepco, Mepco has not infringed or misappropriated any third party’s intellectual property rights.

        3.23         Material Contracts. Except as set forth in Schedule 3.23, neither Mepco nor its Subsidiaries is subject to, bound by or affected by any contract or agreement, including, without limitation:

        (1)        employment, bonus or consulting agreements, pension, profit sharing, deferred compensation, stock bonus, retirement, stock option, stock purchase, phantom stock or similar plans, the performance of which involves consideration in the aggregate in excess of $50,000 per annum;

        (2)        agreements with dealers, sales representatives, brokers, or other distributors, jobbers, advertisers or sales agencies, the performance of which involves consideration in the aggregate in excess of $50,000 per annum;

(3) any contract or series of contracts with the same person for the furnishing or purchase of equipment, goods or services, including without limitation agreements with processors and subcontractors;

        (4)        loan or other agreements, notes, indentures or instruments relating to or evidencing indebtedness for borrowed money, or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any property of Mepco or any agreement or instrument evidencing any guaranty by Mepco of payment or performance of any obligation by any other person;

(5) agreements with any labor union or collective bargaining organization or other labor agreements;

(6) any indenture, agreement or other document relating to the sale or purchase of securities;

(7) any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses to which Mepco is a party;

(8) agreements limiting the freedom of Mepco to compete in any line of business, or in any geographic area or with any person;

(9) agreements providing for disposition of the business, assets or shares of Mepco, agreements of merger or consolidation to which Mepco is a party or letters of intent with respect to the foregoing;

(10) agreements involving, or letters of intent with respect to, the acquisition of the business, assets or shares of or interest in any other entity; or

        (11)      any agreement, other than those made in the usual or ordinary course of business, which either contemplates the expenditure of more than Fifty Thousand Dollars ($50,000) or calls for the performance of obligations which will not be fully performed within six (6) months after the date of this Agreement.

        3.24       Permits, Licenses. Mepco has all material governmental permits, licenses, certificates of inspection and other authorizations necessary to conduct its business at the locations and in the manner presently conducted; Mepco has not received written notice, and has no reasonable basis to expect, that any further authorizations of the nature referred to above are or will be required. None of the transactions contemplated by this Agreement will terminate or violate any such permits, licenses, certificates of inspection or other authorizations. Set forth in Schedule 3.24 is a list of all such permits, licenses, certificates and authorizations.

        3.25       Safety. To the Knowledge of Shareholders:

        (a)        Neither Mepco, its Subsidiaries, nor any of its officers, employees, representatives, agents or predecessors has violated or has knowledge of any violation of any rule, regulation or guideline of the United States Environmental Protection Agency, any state Department of Natural Resources or any federal, state or local agency, one of the functions of which is the protection or conservation of the environment or human or animal life; and

        (b)        Neither Mepco, its Subsidiaries, nor any of its officers, employees, representatives, agents or predecessors has violated or has knowledge of any violation of any federal or state Occupational Safety and Health Act or any other statute, ordinance, rule or regulation, one of the purposes (stated or unstated) of which is the protection or conservation of the environment or human or animal life.

        3.26       Employee Benefit Plans and Other Employee Matters.

        (a)        Schedule 3.26 contains a complete list of all of the “employee benefit plans” (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), maintained by, or to which Mepco or its

Subsidiaries has made payments or contributions during the past three (3) years, with respect to its employees (collectively, the “Employee Benefit Plans”). With respect to each Employee Benefit Plan, Mepco has made available to IBC true and complete copies (to the extent applicable) of (i) all documents pursuant to which each such plan is maintained, funded and administered, (ii) the most recent three (3) years annual report (Form 5500 series) as filed with the IRS (including all applicable attachments) and (iii) the most recent actuarial valuation of benefit obligations.

        (b)        Each Employee Benefit Plan and any related trust has been maintained, funded and administered in compliance with its respective terms and all material provisions of ERISA and the Internal Revenue Code (the “Code”). To the Knowledge of Mepco, neither Mepco nor any Subsidiary has engaged in or failed to engage in, a transaction with respect to any Employee Benefit Plan that is reasonably likely to subject Mepco or its Subsidiaries to any material tax or penalty imposed under Section 502 of ERISA or Section 4975 of the Code.

        (c)        Schedule 3.26 also contains a complete list of each “pension plan”, as such term is defined in Section 3(2) of ERISA, that has been terminated by MEPCO or its subsidiaries on or after January 1, 1997. Each such pension plan was terminated pursuant to and in accordance with its terms and the requirements of the Code and ERISA.

        (d)        Neither Mepco nor the Subsidiaries maintains, contributes to or has liability with respect to any employee benefit plan subject to Title IV of ERISA (including any “multiemployer plan” as defined in Section 3(37) of ERISA).

        (e)        Neither Mepco nor the Subsidiaries has any obligations to provide any life, health or other welfare benefits for current or future retired or terminated employees of Mepco or its Subsidiaries, except for health continuation coverage required by Section 4980B of the Code, Part 6 of Subtitle B of Title I of ERISA, or any similar state law (collectively “COBRA”).

        (f)        To the Knowledge of Mepco, Mepco’s and the Subsidiaries’ policies concerning hours worked by, and payments made to, employees of Mepco and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable laws dealing with such matters.

        (g)        All material payments due from Mepco and the Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Mepco and the Subsidiaries, and all material severance payments which are or were due under the terms of any agreement, oral or written, have been paid or accrued as a liability on the books of Mepco.

        3.27       Labor Matters. Neither Mepco nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is Mepco or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel Mepco or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, work stoppage, other labor dispute or organizational effort or any labor related arbitration, lawsuit or administrative proceeding involving Mepco or any of its Subsidiaries pending or to the Knowledge of Shareholders, threatened.

        3.28       Complete Information. To the Knowledge of the Shareholders, neither this Agreement nor any schedule or certificate furnished or to be furnished by Mepco or its Subsidiaries in connection with this Agreement contains or will contain any untrue statement by Mepco or its Subsidiaries of a material fact or omits or will omit to state a material fact necessary to make any material statements made by Mepco or its Subsidiaries contained herein or therein, in light of the circumstances once they are made, not misleading.

        3.29       Definition of “Knowledge”. The Subject Parties acknowledge that the term “Knowledge” (whether or not capitalized) shall mean actual awareness of a particular fact by Howard Walder, Edward Walder, Paul Walder or Jonathan Siegel, or other awareness that one or more of the foregoing individuals would be expected to obtain in the course of conducting a reasonable investigation concerning the existence of such fact or other matter.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF IBC

        To induce the Shareholders to enter into this Agreement and consummate the transactions contemplated in this Agreement, IBC represents and warrants to the Shareholders as follows:

        4.1         Organization. Each of IBC and NEWCO is duly organized, validly existing and in good standing under the laws of the State of Michigan and has the corporate power to carry on its business substantially as it is now being conducted.

        4.2         Capitalization. All of the issued and outstanding shares of IBC Stock and NEWCO Stock are validly issued, fully paid and not subject to assessment. There are no warrants, options, contracts or rights outstanding for the purchase of any additional shares of IBC except as reflected in the notes to IBC’s consolidated financial statements for the year ended December 31, 2002, and contemplated by this Agreement and various stock option and purchase plans of IBC.

        4.3         Authorizations; Validity. The execution, delivery and performance of this Agreement have been duly and validly authorized by IBC and NEWCO and do not violate or conflict with the Articles of Incorporation, Bylaws or any court order or decree to which IBC, NEWCO or any of their respective Subsidiaries is a party or subject. The execution and performance of this Agreement do not and will not result in any default or give rise to any right of termination, cancellation or acceleration under any material note, bond, mortgage, indenture or other agreement by which IBC, NEWCO or any of their Subsidiaries is bound. This Agreement, when executed and delivered, will be a valid, binding and enforceable obligation of each of IBC, IB and NEWCO. No consent, approval or authorization of any third party is required for the consummation of the transactions contemplated by this Agreement.

        4.4         No Conflicts. The execution, delivery and performance of this Agreement by IBC and NEWCO will not: (a) conflict with, or result in a breach or violation of the Articles of Incorporation or Bylaws of IBC or NEWCO; (b) conflict with, or result in a default (or would constitute a default but for any requirement of notice or lapse of time or both), or require any notice, consent or approval under any agreement, contract, commitment, understanding, document or instrument to which IBC or NEWCO is a party or is otherwise subject; (c) violate, require any filing, consent or approval under, or result in the creation or imposition of any lien, charge or encumbrance on any of IBC’s or NEWCO’s properties pursuant to any law, rule, regulation, judgment, order or decree; or (d) result in termination or any impairment of any permit, license, franchise, contractual right or other authorization of IBC or NEWCO.

        4.5         Litigation. Except as disclosed in the Financial Statements of IBC or included in the IBC Disclosure Statement, there are no legal, quasi-judicial or administrative proceedings of any kind or nature now pending or, to the Knowledge of IBC, expressly threatened before any court or administrative body specifically involving IBC or any of its Subsidiaries or any of its properties or capital stock that would have a material adverse effect on IBC and such Subsidiaries or their assets, operations or earnings on a consolidated basis or the transaction proposed by this Agreement.

        4.6         Taxes. Except as set forth in Schedule 4.6, (a) each of IBC and its Subsidiaries has timely filed, or has timely applied for extensions of time to file, all material tax returns, reports, statements and other documents (“Tax Returns”) required to be filed, distributed, or prepared by any of them relating to any Taxes, and all such Tax Returns which have been filed are accurate and complete in all respects; (b) each of IBC and its Subsidiaries has paid (or there has been paid on its behalf, or has set up an adequate reserve for the payment of), all material Taxes required to be paid, withheld, or deducted, or for which any of IBC or its Subsidiaries are liable, in respect of the fiscal periods covered by such Tax Returns, and with respect to each Tax, from the end of the fiscal period covered by the most recently filed Tax Return to the date hereof; (c) the unaudited financial statements of IBC for the nine (9) month period ended September 30, 2002, included in the 10-Q Report of IBC for such period, reflect an adequate reserve for all Taxes (whenever determined) payable, or required to be withheld and remitted, by IBC, or for which IBC is liable, for all fiscal periods through the Balance Sheet Date; (d) neither IBC nor any of its Subsidiaries is delinquent in the payment of any Tax, assessment or governmental charge; (e) there are no Tax examinations in progress involving IBC or any of the Subsidiaries for any fiscal period or periods, and no notice of any claim for Taxes, whether pending or threatened, has been received in writing, and no requests for waivers of the time to assess any such Taxes are pending; (f) IBC and each Subsidiary has a taxable year ended on December 31 in each year; (g) IBC and each Subsidiary currently utilizes the accrual method of accounting for income Tax purposes and such method of accounting has not changed in the past five years; and (h) none of IBC or its Subsidiaries (i) has filed a consent under section 341(f) of the Code, (ii) has made, or is obligated or may become obligated to make, any material payments that will not be deductible by reason of section 280G of the Code or subject to Section 4999 of the Code, or (iii) has been a member of an affiliated group of corporations (within the meaning of Section 1504 of the Code) which has filed a consolidated federal income tax return (other than the group of which IBC is the common parent) or otherwise has any liability for the Taxes of any Person (other than IBC and its Subsidiaries) under Treas. Reg. § 1.1502-6, any similar provision of state, local or foreign law, or by reason of its status as a transferee, successor, indemnitor or otherwise.

        4.7         SEC and Other Filings. In the last five years:

(a) SEC Filings. IBC has filed in a timely manner all required filings with the SEC, including without limitation all Form 10-K and 10-Q Reports;

(b) Regulatory Filings. IBC and its Subsidiaries have each filed in a timely manner all material filings with regulatory agencies for which filings are required; and

        (c)        Complete and Accurate. All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings. There were no misstatements or omissions in such filings which, as of the making of this representation and warranty, would presently be material to the business of IBC and its Subsidiaries taken as a whole or to the income or financial condition of IBC and its Subsidiaries on a consolidated basis.

        4.8         IBC Stock. The shares of IBC Stock to be issued in accordance with this Agreement have been duly authorized and, when issued as contemplated thereby, will be duly and validly issued and outstanding, fully paid and nonassessable shares of IBC.

        4.9         Financial Statements. The audited financial statements of IBC, including the notes thereto, for each of the years ended December 31, 2000 and 2001, included in the Form 10-K Report of IBC for the year ended December 31, 2001, and the unaudited financial statements of IBC for the nine (9) month period ended September 30, 2002, (collectively, the “IBC Financial Statements”) included in the 10-Q Report of IBC for such period, are true and complete in all material respects, have been prepared in accordance with GAAP and fairly represent the financial condition and results of operations of IBC for the periods covered in such reports.

        4.10       Absence of Material Changes. Except as set forth in Schedule 4.10, since October 1, 2002, except for the consummation of transactions contemplated hereby, there has not been any event that by itself or together with other events, has had or will have a material adverse effect on IBC. For the purposes of this Section 4.10, “Material Adverse Effect” shall mean a Material Adverse Effect on the business, operations, affairs, prospect, properties, assets, profits or condition (financial or otherwise) of IBC and its Subsidiaries taken as a whole.

        4.11       Complete Information. To the Knowledge of IBC, neither this Agreement nor any schedule or certificate furnished or to be furnished by IBC in connection with this Agreement contains or will contain any untrue statement by IBC of a material fact or omits or will omit to state a material fact necessary to make any material statements made by IBC contained herein or therein, in light of the circumstances once they are made, not misleading.

        4.12       Definition of “Knowledge” IBC acknowledges that the term “Knowledge” (whether or not capitalized) shall mean actual awareness of a particular fact or other awareness that a prudent individual could be expected to obtain in the course of conducting a reasonable investigation concerning the existence of such fact or other matter.

ARTICLE V
CERTAIN COVENANTS OF THE PARTIES

        5.1         Access and Cooperation. From and after the date of this Agreement and until the Closing Date, the parties agree to afford to the employees and representatives of the other party access to all of the sites, properties, employees, representatives, books and records of such party and will furnish the other party with such additional financial and operating data and other information as to the business and properties of such party as the other party may from time to time reasonably request. The parties agree to cooperate with the other party, and their respective representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with this Agreement.

        5.2         Conduct of Business Pending Closing. From and after the date hereof and until the Closing, IBC and its Subsidiaries agree to, and the Shareholders agree to cause Mepco and each Subsidiary to:

(a) carry on its respective business in substantially the same manner as it has heretofore and not introduce any new method of management, operation or accounting;

(b) maintain its properties and facilities, including, without limitation, those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

(c) perform all of its obligations under agreements relating to or affecting its respective assets, properties or rights;

(d) keep in full force and effect present insurance policies or comparable insurance coverage;

        (e)        use commercially reasonable efforts to maintain and preserve its business organization intact, retain its present employees and maintain its relationships with suppliers, customers and others having business relations with it;

(f) comply with all permits, laws, rules and regulations, consent orders, and all other orders of Governmental Entities;

(g) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments; and

(h) file, on a timely basis, all reports and forms required by federal and state regulations.

        5.3         Prohibited Activities. From and after the date hereof and until the Closing Date, the Subject Parties jointly and severally represent, warrant and agree that Mepco and each Subsidiary has not and from the date hereof, without the prior written consent of IBC, will not:

(a) make any change in its Articles of Incorporation or Bylaws;

(b) issue any securities or issue any options, warrants, calls, conversion rights or commitments relating to its securities of any kind;

        (c)        enter into any contract or commitment or incur or agree to incur any liability or make any expenditure, except if it is in the ordinary course of business (consistent with past practice) or involves an amount not in excess of Twenty-Five Thousand Dollars ($25,000) in the aggregate, including, without limitation, contracts to provide services to customers;

        (d)        increase the compensation payable or to become payable to any officer, director, Shareholder, employee or agent, or make any bonus or management fee payment to any such Person except ordinary and customary bonuses and periodic salary increases to employees;

        (e)        create, assume or permit to exist any mortgage, pledge or other lien or encumbrance, except for the items listed on attached Schedule 3.12 hereto, upon any assets or properties whether now owned or hereafter acquired;

(f) sell assign, lease or otherwise transfer or dispose of any assets, properties or rights except in the ordinary course of business (consistent with past practice);

(g) negotiate for the acquisition of any business or the start-up of any new business;

(h) merge, consolidate or combine with or into any other Person;

(i) waive any rights or claims, provided that bills may be negotiated and adjusted in the course of good faith disputes with customers in a manner consistent with past practice;

(j) commit a breach of, or amend or terminate, any agreement, permit, license or other right;

(k) enter into any other transaction (i) that is not negotiated at arms length or (ii) outside the ordinary course of business consistent with past practice or (iii) prohibited hereunder;

        (l)        other than the transactions required in Article II and the redemption of the Class B Shares, negotiate or conclude any agreement or enter into any other transaction with a Shareholder, Shareholder Affiliate, or an Affiliate of Mepco or a Subsidiary; or

(m) enter into any discussions or agreements with respect to, or otherwise facilitate or attempt to facilitate, any of the foregoing.

        5.4         Amendment of Schedules. Each party hereto acknowledges that certain of the representations and warranties of such party require such party to list certain factual information on its Schedules attached hereto. Each party shall be permitted to update such party’s Schedules on or prior to the Closing Date, but only with respect to events or circumstances arising between the date hereof and the Closing Date. No additional disclosure or update by such Party, however, shall be deemed to amend or supplement the Schedules attached hereto that would (a) prevent or cure any misrepresentation, breach of warranty, breach of covenant, or (b) affect the right of any other party to terminate this Agreement in accordance with the terms hereof. Each party shall, within a reasonable period of time following any disclosure, amendment or supplement pursuant to this Section 5.4, negotiate in good faith with respect to the consequences of any such disclosure, amendment or supplement.

        5.5         Notification of Certain Matters. Each party hereto shall give prompt notice to the other parties hereto of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of such party contained herein to be untrue or inaccurate in any material respect at or prior to the Closing Date, and (b) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder. The delivery of any notice pursuant to this Section 5.5 shall not be deemed to (x) modify the representations or warranties hereunder of the party delivering such notice, (y) modify the conditions set forth in Articles VI and VII hereof or (z) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        5.6         Reports and Proxy Statement of IBC. Upon the written request of Mepco, IBC shall provide, at no cost to Mepco, copies of reports and proxy statements previously filed with or furnished to the SEC and such other information as Mepco may reasonably request.

        5.7         Press Releases. IBC and Mepco shall consult with each other with respect to the form and substance of any press release or other public disclosure of matters related to this Agreement.

        5.8         Conduct of Lawsuit. The Shareholders’ Representative shall retain full control over any and all decisions related to the Lawsuit after the Effective Time and prior to the fifth anniversary of the Effective Time. The conduct of the Lawsuit shall not detract from the Shareholders’ responsibilities to operate the Surviving Corporation’s business after the Effective Time, consistent with past practices and reasonable future expectations based upon the growth of the Surviving Corporation’s business and changes in its ongoing operation, and shall not cause a Material Adverse Effect. On or after the fifth anniversary of the Effective Time, IBC shall have full control over any and all decisions related to the Lawsuit.

        5.9         Control of System. The Shareholders’ Representative shall retain full control over any and all decisions related to any and all expenditures related to the System after the Effective

Time and until the fifth anniversary of the Effective Time; provided, that (i) all such expenditures shall be reasonable and consistent with prudent practices customary to software development and (ii) after such time as the System Excess Amount exceeds $500,000, any additional expenditures related to the System shall require the written approval of the board of directors of the Surviving Corporation. On or after the fifth anniversary of the Effective Time, IBC shall have full control over any and all decisions related to the System.

        5.10       Payment of Contingent Consideration. Each Contingent Consideration Payment shall be made as follows:

(a) The Lawsuit Amount shall be paid to the Shareholders within fifteen (15) days after the effective date of the Final Resolution.

        (b)        Each Annual Earn Out, if any, shall be paid to the Shareholders within five (5) business days following the final determination of such amount in accordance with the terms of Section 1.2(b)(v). If the System Operation Date has not occurred prior to the expiration of the fourth Annual Earn Out Period, any Annual Earn Out for the fourth Annual Earn Out Period shall be reduced by the System Excess Amount and the Annual Earn Out for the fifth Annual Earn Out Period shall equal zero dollars ($0). The “System Excess Amount” shall mean the amount by which the Actual Investment in the System exceeds Three Million Two Hundred Thousand Dollars ($3,200,000), net of any tax benefit to the Surviving Corporation resulting from such System Excess Amount.

        Payment of each of the Lawsuit Amount and all Annual Earn Out Amounts shall be the joint and several obligation of IBC and the Surviving Corporation.

      5.11       Directors and Officers.

        (a)        Each of Edward Walder and Paul Walder shall remain directors of the Surviving Corporation until the earlier of (i) the fifth anniversary of the Effective Time and (ii) the termination of his employment by the Surviving Corporation. Provisions relating to directors in the Articles of Incorporation and Bylaws of the Surviving Corporation shall not be amended, repealed or otherwise modified until the earlier of (i) the fifth anniversary of the Effective Time and (ii) the termination of the employment by the Surviving Corporation of both Edward Walder and Paul Walder.

(b) The Surviving Corporation shall not pay Robert N. Shuster any salary, bonus or other compensation until the fifth anniversary of the Effective Time.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF IBC

        All obligations of IBC under this Agreement are subject to the fulfillment (or waiver in writing by a duly authorized officer of IBC), prior to or at the Closing, of each of the following conditions:

        6.1         Renewal of Representations and Warranties. The representations and warranties of the Subject Parties contained in this Agreement (as modified by the Mepco Disclosure Statement) shall be deemed to have been made again at and as of the time of the Closing and shall then be true in all material respects. Mepco shall have performed and complied with all agreements, conditions and covenants required by this Agreement to be performed or complied with by Mepco prior to or at the Closing. IBC shall have been furnished with a certificate of the Shareholders and appropriate officers of Mepco, dated as of the date of the Closing, certifying to the knowledge of the Shareholders and such officers to the fulfillment of the foregoing conditions in such detail as IBC may reasonably request.

        6.2         Opinion of Legal Counsel. Mepco shall have delivered to IBC the opinion of Horwood Marcus & Berk, dated as of the Closing Date and satisfactory to counsel for IBC to the effect that:

(a) Mepco is a corporation duly organized, validly existing, and in good standing under the laws of the State of Illinois;

        (b)        This Agreement, the execution, delivery, and performance of this Agreement, and the consummation of the Merger by Mepco have been duly authorized, approved, and adopted by all requisite corporate action of Mepco’s Board of Directors and its shareholders;

        (c)        All other actions and proceedings required by law and this Agreement to be taken by Mepco at or prior to the Closing in connection with this Agreement have been duly and validly taken in accordance with the Articles of Incorporation and Bylaws of Mepco and the Illinois Statute;

        (d)        This Agreement constitutes valid and binding obligations of Mepco in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies; and

(e) The authorized capital stock of Mepco consists of 200,000 Mepco Shares of which, as of the Closing, 1131.802 Mepco Shares are legally issued and outstanding, fully paid, and nonassessable.

        6.3         Order, Decree, Etc. IBC shall not be subject to any order, decree, or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

        6.4         Related Agreements. As of the Effective Time, IBC shall have received fully executed copies of each of the agreements described and referenced in Article II of this Agreement.

        6.5         Capital Stock. At the Effective Time, Mepco shall have outstanding only one class of capital stock, consisting of one thousand one hundred thirty-one and eight hundred and two one-thousandths (1,131.802) Mepco Shares, and Mepco shall own all of the outstanding capital stock of the Subsidiaries. Except as set forth on Schedule 6.5, at the Effective Time, there shall be no outstanding options or other rights or agreements to which Mepco or any of its Subsidiaries is a party calling for the issuance or other disposition of shares of the capital stock of Mepco or any of its Subsidiaries.

        6.6         Consents; Regulatory Compliance. All third party and other consents, and all governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby and the continuation of the operation of Mepco’s business, will have been duly made and obtained on terms reasonably satisfactory to IBC.

        6.7         Conduct of Business. Mepco has conducted its business in accordance with Article V.

        6.8         No Litigation. No action or proceeding before a court or any other Governmental Entity shall have been instituted or threatened to restrain or prohibit the Merger, and no action or proceeding shall have been instituted or threatened to restrain or prohibit the Merger and no Governmental Entity shall have taken any other action or made any request of IBC as a result of which the management of IBC reasonably deems it inadvisable to proceed with the transactions under this Agreement.

        6.9         Related Party Receivables. At the Closing, all of the Shareholders and Affiliates of Shareholders shall pay, in full, all amounts due and owing to Mepco as of the Closing Date.

        6.10       Mepco Financial Statements. Prior to the Closing Date, IBC shall have received a copy of the audited financial statements of Mepco for the year ended December 31, 2002.

ARTICLE VII
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SHAREHOLDERS

        All obligations of the Shareholders under this Agreement are subject to the fulfillment (or waiver in writing by the Shareholders’ Representative), prior to or at the Closing, of each of the following conditions:

        7.1         Renewal of Representations and Warranties. The representations and warranties of IBC contained in this Agreement (as modified by IBC Disclosure Statement) shall be deemed to have been made again at and as of the time of the Closing and shall then be true in all material respects. IBC has performed and complied with all agreements, conditions and covenants required by this Agreement to be performed or complied with by IBC, prior to or at the Closing. The Shareholders shall have been furnished with a certificate of appropriate officers of IBC, dated as of the date of the Closing, certifying to the knowledge of such officers to the fulfillment of the foregoing conditions in such detail as the Shareholders may reasonably request.

        7.2         Opinion of Legal Counsel. IBC shall deliver to the Shareholders an opinion of Varnum, Riddering, Schmidt & Howlett, LLP, counsel for IBC, dated as of the date of the Closing and satisfactory to counsel for the Shareholders to the effect that:

        (a)        IBC is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, and each has the corporate power to carry on its respective business as and where it is now being conducted;

(b) The authorized capital stock of IBC consists of 30,200,000 shares divided into two classes as follows: (i) 30,000,000 shares of IBC Stock; and (ii) 200,000 shares of preferred stock.

        (c)        This Agreement and the execution, delivery, and performance of this Agreement by IBC and the issuance of the shares of IBC Stock have been duly authorized and approved by all requisite corporate action;

        (d)        This Agreement constitutes valid and binding obligations of IBC in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies; and

        (e)        The shares of IBC Stock issued by IBC as contemplated by this Agreement, and to be delivered to the Shareholders are duly authorized and will, when issued and delivered pursuant to this Agreement, be legally issued, fully paid, and nonassessable.

        7.3         Order, Decree, Etc. Mepco shall not be subject to any order, decree, or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

        7.4         Related Agreements. As of the Effective Time, the Shareholders shall have received fully executed copies of each of the agreements described and referenced in Article II of this Agreement.

        7.5.         No Litigation. No acts nor proceedings before a court or any Governmental Entity shall have been instituted or threatened to restrain or prohibit the Merger, and no action or proceeding shall have been instituted or threatened to restrain or prohibit the Merger, and no Governmental Entity shall have taken any other action or made a request of the Shareholders as a result of which the Shareholders reasonably deems it inadvisable to proceed with the transactions under this Agreement.

        7.6.         Consents; Regulatory Compliance. All third party and other consents, and all governmental filings, authorizations and approvals that are required for consummation of the transactions contemplated hereby and the continuation of the operation of Mepco’s business, will have been duly made and obtained on terms originally satisfactory to the Shareholders.

        7.7         IBC Financial Statements. Prior to the Closing, the Shareholders shall have received a copy of the audited financial statements of IBC for the year ended December 31, 2002.

        7.8         Conduct of Business. IBC has conducted its business in accordance with Article V.

        7.9         IBC Stock Price. The last reported sales price of IBC Stock as of the last business day immediately preceding the Closing Date shall not be less than eighty percent (80%) of the Average Price of IBC Stock determined under Section 1.2(b)(ii)(1).

ARTICLE VIII
INDEMNIFICATION

        8.1         Indemnification.

(a) Indemnification Obligations.

        (i)        Indemnification for IBC’s Benefit. Each of (i) the Walder Shareholders, jointly and severally with respect to each other, and (ii) the Nationwide Shareholder, individually and not jointly or severally with any other Person or entity, covenant and agree to indemnify, defend, protect, release and hold harmless IBC from, against and in respect of:

        (A)        all liabilities, obligations, losses, claims, damages, actions, suits, proceedings, investigations, demands, assessments, adjustments, settlement payments, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) and deficiencies suffered, sustained, incurred or paid by IBC, IB or the Surviving Corporation in connection with, resulting from, relating to or arising out of any of the following (collectively, “IBC Claims”):

(1) any breach of any representation or warranty of Mepco or any Shareholder set forth in this Agreement or any certificate or other writing delivered by any Shareholder or Mepco in connection herewith;

(2) any nonfulfillment or breach of any covenant or agreement on the part of itself or Mepco set forth in this Agreement; and

        (B)        any and all actions, suits, claims, proceedings, investigations, allegations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable attorneys’ fees and expenses) incident to any of the foregoing or to the enforcement of this Section 8. 1(a)(i).

(ii) Indemnification for the Shareholders’ Benefit. IBC covenants and agrees to indemnify, defend, protect, release and hold harmless the Shareholders from, against and in respect of:

        (A)        all liabilities, obligations, losses, claims, damages, actions, suits, proceedings, investigations, demands, assessments, adjustments, settlement payments, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) and deficiencies suffered, sustained, incurred or paid by the Shareholders in connection with, resulting from, relating to or arising out of any of the following (collectively, “Shareholder Claims”):

(1) any breach of any representation or warranty of IBC set forth in this Agreement or any certificate or other writing delivered by IBC in connection herewith;

(2) any nonfulfillment or breach of any covenant or agreement on the part of IBC set forth in this Agreement; and

        (B)        any and all actions, suits, claims, proceedings, investigations, allegations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable attorneys’ fees and expenses) incident to any of the foregoing or to the enforcement of this Section 8. 1(a)(ii).

(b) Limitations on Indemnification.

        (i)        The amount of any and all losses, damages and expenses under this Article VIII shall be determined net of (i) any tax benefits reasonably expected to be realized by any party seeking indemnification hereunder arising from the deductibility of any such losses, damages and expenses, net of any taxes that will be payable by reason of its receipt of any indemnification payments in respect of such losses, damages and expenses, and (ii) any amounts recovered or recoverable by the Indemnified Party under insurance policies, indemnities or other reimbursement arrangements with respect to such losses, damages and expenses, net of any taxes that are reasonably expected to be payable by reason of its receipt of such amounts. Each party hereby waives, to the extent permitted under its applicable insurance policies, any subrogation rights that its insurer may have with respect to any losses, damages or expenses. IBC and NEWCO shall have no right to assert any claims against the Walder Shareholders or the Nationwide Shareholder with respect to any losses, damages and expenses that would have been covered by insurance had the Purchaser maintained for the benefit of the Surviving Corporation and its Subsidiaries (or caused the Surviving Corporation and its Subsidiaries to maintain) the same insurance coverage following the Closing that was in effect for Mepco and its Subsidiaries immediately prior to the Closing. Any indemnity payment under this Agreement shall be treated as an adjustment to the Merger Consideration for tax purposes.

        (ii)       Notwithstanding the provisions of this Section 8.1, the Shareholders shall not be required to make any payments hereunder until such time that IBC’s aggregate claims for indemnity under this Section 8.1 are equal to or greater than One Hundred Fifty Thousand Dollars ($150,000) (the “Indemnification Threshold”); and further, subject to the last sentence of this Section 8.1(b)(ii), the Shareholders will not be liable to the extent that the aggregate claims for indemnity under this Section 8.1 raised prior to the second anniversary of the Closing exceed the sum of (i) Five Million Dollars ($5,000,000), plus (ii) one-half the sum of all Contingent Consideration Payments (including any Expected Contingent Consideration payment) made by IBC to the Shareholders on or prior to the date of the Claim Notice, if any (the “Cap”); and further, no claims by IBC or its Subsidiaries shall be asserted for any liabilities, obligations, losses, claims, damages, actions, suits, proceedings, investigations, demands, assessments, adjustments, settlement payments, costs, expenses or deficiencies suffered, sustained, incurred or paid by IBC or any of its Subsidiaries in connection with, resulting from, relating to or arising out of the Lawsuit or the System. Notwithstanding anything herein to the contrary, beginning as of the second anniversary of the Closing, the Cap shall mean the amount of any Contingent Consideration (including any Expected Contingent Consideration) that first becomes due after that date.

        (iii)      Notwithstanding the provisions of this Section 8.1, IBC and its Subsidiaries shall not be required to make any payments hereunder until such time that the Shareholders’ aggregate claims for indemnity under this Section 8.1 are equal to or greater than the Indemnification Threshold; and further, IBC and its Subsidiaries will not be liable to the extent that the aggregate claims for indemnity under this Section 8.1 exceed the Cap.

        8.2         Survival. The representations, warranties and covenants given or made by the Subject Parties or IBC in this Agreement or in any certificate or other writing furnished in connection herewith shall survive the Closing and continue thereafter in full force and effect for a period of four (4) years following the Closing Date, and shall thereafter terminate and be of no further force or effect, except that (a) all representations and warranties relating to Tax matters involving IBC, IBC’s Subsidiaries, Mepco or any Subsidiary shall survive the Closing for the period of the applicable statutes of limitation plus any extensions or waivers thereof, (b) all covenants of IBC, IBC’s Subsidiaries, the Surviving Corporation and the Shareholders which are to be performed as are performable after Closing shall survive the Closing without limitation, and (c) any representation, warranty or covenant as to which a claim (including, without limitation, a contingent claim) shall have been asserted during the survival period shall continue in effect with respect to such claim until such claim shall have been finally resolved or settled. Each party shall be entitled to rely upon the representations and warranties of the other party or parties set forth herein regardless of any investigation or audit conducted before or after the Closing Date or the decision of any party to complete the Closing.

        8.3         Indemnification Procedure. All claims for indemnification under Section 8.1 hereof shall be asserted and resolved as follows:

        (a)        In order for any party to be entitled to any recovery under this Article VIII in respect of a claim or demand made by any Person against such party (a “Third Party Claim”), such party must notify the party from whom indemnification is claimed in writing, and in reasonable detail, of the Third Party Claim as promptly as reasonably possible after receipt by such party of notice of the Third Party Claim; provided that failure to give such notification on a timely basis shall not affect such party’s right to recovery under Section 8.1 hereof except to the extent the party from whom indemnification is claimed shall have been actually prejudiced as a result of such failure. Thereafter such party shall deliver to the party from whom indemnification is claimed, within five (5) business days after the receipt thereof by such party, copies of all notices and documents (including court papers) received by relating to the Third Party Claim.

        (b)        If a Third Party Claim is made against any party, the party from whom indemnification is claimed shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by such party and reasonably satisfactory to the party against whom the Third Party Claim is made. Notwithstanding the foregoing, the party from whom indemnification is claimed shall continue to be entitled to assert any limitation on any claims against such party contained in Section 8.1. Should the party from whom indemnification is sought so elect to assume the defense of a Third Party Claim, the party against whom the Third Party Claim is made shall not be entitled to recover under this Article VIII any legal expenses subsequently incurred by such party in connection with the defense thereof; provided, however, that such party shall be entitled to recover under this Article VIII the fees and expenses of counsel employed by such party for any period during which the party from whom indemnification is claimed has not assumed the defense thereof if and to the extent that such fees and expenses constitute losses, damages or expenses. If the party from whom indemnification is claimed assumes such defense, the party against whom the Third Party Claim is made shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the party from whom indemnification is claimed, it being understood, however, that the party from whom indemnification is claimed shall control such defense. If the party from whom indemnification is claimed assumes such defense, the reasonable expenses of such party incurred in defending a Third Party Claim shall be reimbursed, when and as incurred, by the party against whom the Third Party Claim is made. If the party from whom indemnification is claimed chooses to defend any Third Party Claim, the party against whom the Third Party Claim is made shall cooperate in the defense of such Third Party Claim. Such cooperation shall include the retention and (upon the request of the party from whom indemnification is claimed) the provision to the party from whom indemnification is claimed of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the party from whom indemnification is claimed shall have assumed the defense of a Third Party Claim, the party against whom the Third Party Claim is made shall not admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim for which any sums are recoverable from the party from whom indemnification is claimed without the prior written consent of the party from whom indemnification is claimed, which shall not be unreasonably withheld.

        (c)        Notwithstanding the foregoing, if in the reasonable opinion of the party against whom a Third Party Claim is made, a Third Party Claim involves Taxes, or an issue or matter which would reasonably be expected to have a Material Adverse Effect on the business, operations, properties, assets or prospects of the party against whom a Third Party Claim is made, such party shall have the right to control the defense or settlement of any such Third Party Claim and any losses, damages or expenses resulting from such Third Party Claim shall be recoverable from the party from whom indemnification is claimed, subject to the limitations set forth in Section 8.1. If the party against whom a Third Party Claim is made shall elect to exercise such right, the party from whom indemnification is claimed shall have the right to participate in, but not control, the defense or settlement of such claim or demand at the sole cost of the party from whom indemnification is claimed.

        (d)        In the event any party has a claim against another party hereunder which does not involve a claim or demand being asserted against or sought to be collected by a third party, such party shall with reasonable promptness send a Claim Notice with respect to such claim to the party from whom indemnification is claimed. If the party from whom indemnification is claimed does not notify the party seeking indemnification within the Notice Period that the party from whom indemnification is claimed disputes such claim, the amount of such claim shall be conclusively deemed a liability of the party from whom indemnification is claimed hereunder.

        (e)        Nothing herein shall be deemed to prevent any party hereto from making (and any party hereto may make) a claim hereunder for potential or contingent claims or demands provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and such party has reasonable grounds to believe that such a claim or demand may be made. Such party’s failure to give reasonably prompt notice to the party from whom indemnification is claimed of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the party from whom indemnification is claimed of any liability which the party from whom indemnification is claimed may have to the party seeking indemnification except to the extent that the failure to give such notice materially and adversely prejudiced the party from whom indemnification is claimed.

        8.4         Indemnification Payments.

        (a)        Indemnification Payments by the Shareholders: The obligations of the Shareholders under this Article VIII will be satisfied by the delivery to IBC, in the Shareholders’ sole discretion, of cash, in the form of immediately available funds, and/or IBC Stock. Notwithstanding the foregoing, to the extent sufficient to satisfy any such obligations, IBC may exercise, in its sole discretion, its right to set off as described in Section 8.5. In the event the Shareholders elect to satisfy their obligations under this Article VIII by the delivery to IBC of IBC Stock, such stock shall be valued at the original value attributed to such stock under Section 1.2(b)(ii) of this Agreement on the date of issuance of such stock by IBC to the Shareholders. The parties hereto will make appropriate adjustments for any insurance proceeds and tax benefits in determining the amount of any indemnification obligation under this Article VIII. In no event shall the Walder Shareholders or the Nationwide Shareholder pay more than such party’s Pro Rata Share of any obligation of the Shareholders under this Article VIII.

        (b)        Indemnification Payments by IBC. The obligations of IBC and its Subsidiaries under this Article VIII will be satisfied by the delivery to the Shareholders of equal percentages of cash and IBC Stock. Each share of IBC Stock delivered pursuant to this Section 8.4(b) shall be valued at the per share average of the last reported sale price of a share of IBC Stock, as quoted on the NASDAQ National Market System, during the twenty (20) trading days immediately preceding the date of delivery of such IBC stock. The parties hereto will make appropriate adjustments for any insurance proceeds and tax benefits in determining the amount of any indemnification obligation under this Article VIII.

        8.5         Right to Set Off. IBC shall have the right to set off, in whole or in part, amounts that are finally determined pursuant to the procedures set forth in this Article VIII to be owed under Section 8.1 hereof or any other provisions of this Agreement, against the obligation of IBC to pay any of the Merger Consideration.

        8.6         Release by Shareholders. The Shareholders hereby release and discharge IBC and each of its officers and directors from, and agree and covenant that in no event will Shareholders commence any litigation or a legal or administrative proceeding against IBC or any of its officers and directors, whether in law or in equity, relating to any and all claims and demands, known and unknown, suspected or unsuspected, disclosed and undisclosed, for damages, actual or consequential, past, present, and future, arising out of or in any way in connection with Shareholders’ ownership of any of the capital stock of Mepco prior to the Effective Time, other than claims or demands arising out of transactions contemplated by this Agreement.

ARTICLE IX
NONDISCLOSURE OF CONFIDENTIAL INFORMATION

        9.1         Shareholders. Each Shareholder recognizes and acknowledges that it had in the past, currently has, and in the future may possibly have, access to certain confidential information of Mepco, the Subsidiaries and/or IBC, such as lists of customers, operational policies and pricing and cost policies that are valuable, special and unique assets of Mepco’s, the

Subsidiaries’ and/or IBC’s respective businesses. Each Shareholder agrees (and prior to Closing Mepco agrees) not to disclose confidential information with respect to Mepco, the Subsidiaries and/or IBC to any Person for any purpose or reason whatsoever, except to authorized representatives of IBC and to the Shareholders’ counsel and their other advisers, provided that such advisers agree to the confidentiality provisions of this Section 9.1, unless (a) such information becomes known to the public generally through no fault of any Shareholder or Mepco, (b) disclosure is required by law or the order of any Governmental Entity, or (c) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, provided, that prior to disclosing any information pursuant to clause (b) or (c) above, the Shareholder shall give prior written notice thereof to IBC and provide IBC with the opportunity to contest such disclosure. In the event of a breach or threatened breach by Mepco or any Shareholder of the provisions of this Section 9.1, IBC shall be entitled to an injunction restraining Mepco or such Shareholder from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting IBC from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

        9.2         IBC. IBC recognizes and acknowledges that it had in the past, currently has, and in the future may possibly have, access to certain confidential information of Mepco and/or the Subsidiaries, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of Mepco’s and/or the Subsidiaries’ respective businesses. IBC agrees that, prior to the Closing, or if there shall not be a Closing, it will not disclose confidential information with respect to Mepco and/or the Subsidiaries to any Person for any purpose or reason whatsoever, except to authorized representatives of Mepco and to IBC’s counsel and IBC’s other advisers, provided that such advisers agree to the confidentiality provisions of this Section 9.2, unless (a) such information becomes known to the public generally through no fault of IBC, (b) disclosure is required by law or the order of any Governmental Entity under color of law or (c) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, provided, that prior to disclosing any information pursuant to clause (b) or (c) above, IBC shall give prior written notice thereof to Mepco and provide Mepco with the opportunity to contest such disclosure. In the event of a breach or threatened breach by IBC of the provisions of this Section 9.2, Mepco shall be entitled to an injunction restraining IBC from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Mepco from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

        9.3         Damages. Because of the difficulty of measuring economic losses as a result of the breach of the covenants in Sections 9.1 and 9.2 hereof, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenants may be enforced against them by injunctions and restraining orders.

ARTICLE X
FEDERAL SECURITIES ACT REPRESENTATIONS

        10.1         Economic Risk, Sophistication. The Shareholders individually, and not jointly or severally with any other person, represent and warrant to IBC that each Shareholder (a) has not relied on any purchaser representative, or on Mepco or any other Shareholder, in connection with the acquisition of shares of IBC Stock hereunder; (b) each Shareholder (i) has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the shares of IBC Stock, (ii) fully understands the nature, scope and duration of the limitations on transfer of IBC Stock contained in this Agreement and (iii) can bear the economic risk of an investment in the shares of IBC Stock and can afford a complete loss of such investment; (c) has had an adequate opportunity to ask questions and receive answers from the officers of IBC concerning any and all matters relating to the transactions described herein; and (d) has asked any and all questions in the nature described in the preceding sentence and all questions have been answered to such Shareholder’s satisfaction.

        10.2         Sales of Stock.

        (a)        By execution and delivery of this Agreement, the Shareholders individually, and not jointly or severally with any other person, represent and warrant to IBC that none of the Shareholders has any contract, undertaking, agreement or arrangement, written or oral, with any other Person to sell, transfer, pledge, assign or grant participation in any shares of IBC Stock to be acquired by such Shareholder.

        (b)        Except as provided in the Registration Rights Agreement, each Shareholder acknowledges and agrees that IBC will not provide such Shareholder with a prospectus for such Shareholder’s use in selling the shares of IBC Stock to be received by such Shareholder in the Merger, and each Shareholder agrees to sell such shares only in accordance with the requirements, if any, of Rule 145 promulgated under the Securities Act of 1933, as amended (the “1933 Act”).

(c) The certificate or certificates evidencing the Shares will bear a legend substantially in the form set forth below and containing such other information as IBC may deem necessary or appropriate:

The shares represented by this Certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies. These shares may only be sold, transferred, pledged or assigned in accordance with the terms of such Rule.

ARTICLE XI
GENERAL

        11.1         Termination. This Agreement may be terminated at any time prior to the Closing solely:

(a) by mutual consent of the Board of Directors of IBC and the Shareholders’ Representatives acting on behalf of all of the Shareholders;

        (b)        by the Shareholders’ Representative acting on behalf of all of the Shareholders, on the one hand, or by IBC (acting through its Board of Directors) on the other hand, if the Closing shall not have occurred on or before April 15, 2003, (the “Termination Date”); provided that the right to terminate this Agreement under this Section 11.1(b) shall not be available to either party (with the Shareholders and Mepco deemed to be a single party for this purpose) whose material misrepresentation, breach of representation, covenant or warranty or failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

        (c)        by the Shareholders’ Representative, acting on behalf of all of the Shareholders, on the one hand, or by IBC (acting through its board of directors), on the other hand, if there is or has been a material breach, failure to fulfill or default on the part of the other party (with the Shareholders and Mepco deemed to be a single party for this purpose) of any of the representations and warranties contained herein or in the due and timely performance and satisfaction of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made or shall not reasonably be expected to occur before the earlier to occur of (i) the Termination Date, or (ii) fifteen (15) days after the defaulting party receives notice of such default; or

        (d)        by the Shareholders and Mepco as a group, on the one hand, or by IBC, on the other hand, if there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make the consummation of the Merger illegal.

        11.2         Effect of Termination. In the event of the termination of this Agreement pursuant to Section 11.1 hereof, this Agreement shall become void (except for this Section 11.2 and Sections 11.8 and 11.11 hereof), and there shall be no liability or obligation on the part of any party hereto (except with respect to such excluded sections). Notwithstanding the foregoing, if such termination is due to a material breach or material failure to fulfill any of the representations, warranties, covenants or agreements set forth in this Agreement on the part of either party hereto (with the Shareholders and Mepco deemed to be a single party for purposes of this Section 11.2), then such party shall be liable to the other party hereto (a) to the extent of the expenses (including, without limitation, attorneys’ fees) incurred by such other party in connection with this Agreement and the transactions contemplated hereby and (b) in the case of a breach of any of the representations or warranties that is known when made or should have been known with the exercise of reasonable diligence or the willful failure to fulfill any of the covenants or agreements set forth herein, also for damages in accordance with applicable law.

        11.3         Cooperation. At any time and from time to time after the Closing Date, each of the parties hereto shall upon the request of any other, perform, execute, acknowledge and deliver such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required for the purpose of carrying out this Agreement.

        11.4         Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of IBC, and the heirs and legal representatives of the Shareholders.

        11.5         Entire Agreement. This Agreement (which includes the Schedules and Annexes hereto) sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by a written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral and including, without limitation, the Summary of Terms dated January 22, 2003, are superseded by this Agreement.

        11.6         Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered (which deliveries may be by fax) by the parties.

        11.7         Brokers and Agents.

        (a)        IBC represents and warrants to the Shareholders that it has not employed any broker or agent, other than Stifel, Nicolaus & Company, Incorporated, whose fees shall be paid by IBC, in connection with the actions contemplated by this Agreement and agrees to indemnify the Shareholders against all loss, cost, damages or expense relating to or arising out of claims for fees or commission of any broker or agent employed or alleged to have been employed by such indemnifying party.

        (b)        The Subject Parties jointly and severally represent and warrant to IBC that no Subject Party has employed any broker or agent, other than Colonnade Advisors LLC (“Colonnade”), whose fees shall be paid by the Shareholders, in connection with the transactions contemplated by this Agreement and agrees to indemnify IBC against all loss, cost, damages or expense relating to or arising out of claims for fees or commission of any broker or agent employed or alleged to have been employed by such indemnifying party.

        11.8         Expenses. IBC has paid and will pay the fees, expenses and disbursements of IBC and their agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement. The Shareholders (and not Mepco) have paid and will pay the fees, expenses and disbursements of the Shareholders, Mepco, the Subsidiaries and their agents, representatives, financial advisors, including but not limited to Colonnade, accountants and counsel incurred in connection with the subject matter of this Agreement. IBC agrees to act as the Shareholders’ agent in tendering payment to Colonnade, on behalf of such Shareholders, in the amounts and at such times as directed by the Shareholders’ Representative, in writing to IBC.

        11.9         Specific Performance, Remedies. Each party hereto acknowledges that the other parties will be irreparably harmed and that there will be no adequate remedy at law for any violation by any of them of any of the covenants or agreements contained in this Agreement. It is therefore agreed that, in addition to any other remedies which may be available upon the breach of any such covenants or agreements, each party hereto shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other parties’ covenants and agreements contained in this Agreement. The remedies provided for in Section 9 hereof shall be the exclusive remedies for IBC and the Surviving Corporation after Closing in any action seeking damages or any other form of monetary relief brought by any such party against any Shareholder, provided that, nothing in this Agreement shall be construed to limit the right of a party to seek specific performance or injunctive or other equitable relief for a breach or threatened breach of this Agreement. Furthermore, nothing in this Agreement shall limit or restrict in any manner any rights or remedies which any party has, or might have, at law, in equity or otherwise, against any other party after Closing based on any willful misrepresentation, willful breach of warranty or willful failure to fulfill any covenant or agreement set forth herein. Notwithstanding anything to the contrary, if the Closing occurs (a) neither the Surviving Corporation, the Subsidiaries nor IBC shall have any liability to the Shareholders (including, without limitation, by way of contribution, offset or otherwise) as a result of Mepco’s breach of any representation, warranty or covenant in this Agreement or the failure of Mepco to fulfill any obligation or covenant hereunder and (b) any such breach or failure referred to in (a) shall not in any way limit or reduce the obligations of the Shareholders under this Agreement. Notwithstanding anything in this Agreement to the contrary, if any party to this Agreement (a “Defaulting Party”) fails to pay to another party any amounts due under this Agreement, the Defaulting Party will be required to pay interest to such other party at the rate of 20% per annum from the date on which such amount was required to be paid until the date such amount is actually paid.

        11.10       Notices. Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by fax (with confirmation of receipt), by registered or certified mail, postage prepaid, or by recognized courier service, as follows:

If to IBC, or the the Surviving Corporation to: Independent Bank Corporation 230 West Main Street P.O. Box 491 Ionia, MI 48846 Attn: Robert N. Shuster (Facsimile: 616-527-5833)	with a required copy to: Varnum, Riddering, Schmidt & Howlett LLP 333 Bridge Street, N.W. P.O. Box 352 Grand Rapids, MI 49501-0352 Attn: Michael G. Wooldridge (Facsimile: 616-336-7000)

If to the EMW Trust to: The Edward M. Walder Trust c/o Jeffrey A. Hechtman, Trustee Horwood Marcus & Berk 180 North LaSalle Street Chicago, IL 60601	with a required copy to:

Kirkland & Ellis
200 East Randolph Drive
Chicago, IL 60601
Attention: Douglas C. Gessner
Telecopy No.: (312) 861-2200

and:

Horwood Marcus & Berk
180 North LaSalle Street
Suite 3700
Chicago, IL 60601
Attention: Jeffrey A. Hechtman
Telecopy No.: (312) 606-3232

If to the PMW Trust to: The Paul M. Walder Trust c/o Jeffrey A. Hechtman, Trustee Horwood Marcus & Berk 180 North LaSalle Street Chicago, IL 60601	with a required copy to:

Kirkland & Ellis
200 East Randolph Drive
Chicago, IL 60601
Attention: Douglas C. Gessner
Telecopy No.: (312) 861-2200

and:

Horwood Marcus & Berk
180 North LaSalle Street
Suite 3700
Chicago, IL 60601
Attention: Jeffrey A. Hechtman
Telecopy No.: (312) 606-3232

If to Nationwide Acceptance Corporation to: Nationwide Acceptance Corporation 3435 North Cicero Chicago, IL 60641 Attention: Michael Lutz	with a required copy to: Bell & Pensyl 111 West Washington Suite 1640 Chicago, IL 60602 Attention: Ira Bell Claire E. Pensyl Telecopy No.: (312) 580-1943

or to such other address as the Person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, faxed, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

        11.11       Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of Michigan.

        11.12       Absence of Third Party Beneficiary Rights. Except as specifically provided herein, no provision of this Agreement is intended, nor will be interpreted, to provide or to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee, partner of any party hereto or any other Person.

        11.13       Mutual Drafting. This Agreement is the mutual product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto.

        11.14       Further Representation. Each party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it is being independently advised as to the tax consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by the other party as to such tax consequences.

        11.15       Amendment; Waiver. This Agreement may be amended by the parties hereto at any time prior to the Closing by execution or waiver of an instrument in writing signed (subject to Section 11.18 below) on behalf of each of the parties hereto. Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party.

        11.16       Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such Person or circumstance in any other jurisdiction or to other Persons or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

        11.17       Shareholders’ Representatives.

        (a)        By the approval of this Agreement pursuant to the Illinois Statute, the Shareholders hereby irrevocably appoint the EMW Trust (the “Shareholders’ Representative”) as the representative, agent, proxy, and attorney-in-fact for all the Shareholders for all purposes under this Agreement including, without limitation, the full power and authority on the Shareholders’ behalf: (i) to consummate the transactions contemplated under this Agreement including, without limitation, the execution and delivery of the agreements, instruments and documents contemplated hereby or executed in connection herewith, (ii) to negotiate disputes arising under, or relating to, this Agreement and the other agreements, instruments and documents contemplated hereby or executed in connection herewith, (iii) to execute and deliver any non-material amendment or waiver to this Agreement and the other agreements, instruments, and documents contemplated hereby or executed in connection herewith (without the prior approval of the Shareholders), and (iv) to take all other actions to be taken by or on behalf of the Shareholders in connection with this Agreement and the other agreements, instruments, and documents contemplated hereby or executed in connection herewith. The Shareholders, by approving this Agreement, further agree that such agency and proxy are coupled with an interest, are therefore irrevocable without the consent of the Shareholders’ Representative and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of any Shareholder. All decisions and actions by the Shareholders’ Representative shall be binding upon all of the Shareholders, and no Shareholder shall have the right to object, dissent, protest or otherwise contest the same. The Shareholders’ Representative shall have no duties or obligations hereunder except those specifically set forth herein and such duties and obligations shall be determined solely by the express provisions of this Agreement.

        (b)        Each Shareholder hereby individually, and not jointly or severally with any other Person or entity, agrees to indemnify and hold harmless the Shareholders’ Representative against all expenses (including reasonable attorneys’ fees), judgments, fines and amounts incurred by the Shareholders’ Representative in connection with any action, suit or proceeding to which the Shareholders’ Representative is made a party by reason of the fact it is or was acting as the Shareholders’ Representative pursuant to the terms of this Agreement.

        (c)        Neither the Shareholders’ Representative nor any agent employed by it shall incur any liability to any Shareholder by virtue of the failure or refusal of the Shareholders’ Representative for any reason to consummate the transactions contemplated hereby or relating to the performance of its duties hereunder, except for actions or omissions constituting fraud or bad faith. The Shareholders’ Representative shall have no liability in respect of any action, claim or proceeding brought against the Shareholders’ Representative by any Shareholder if the Shareholders’ Representative took or omitted taking any action in good faith.

        11.18        Trustee Exculpation. This Agreement is executed by Jeffrey A. Hechtman (“Trustee”), not personally but solely as trustee of the Paul M. Walder Trust and the Edward M. Walder Trust, in the exercise of the power and authority conferred upon and vested in him as such trustee, and it is expressly understood and agreed that nothing in this Agreement shall be construed as creating any liability on Trustee personally to perform any express or implied covenant, condition or obligation under this Agreement, all such liability, if any, being expressly waived by every person or entity now or hereafter claiming any right, title or interest under this Agreement.

[Signatures Begin on Next Page]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the day and year first above written.

INDEPENDENT BANK CORPORATION
By	/s/ Robert N. Shuster
	Its	Executive Vice President - Chief Financial Officer

IBC MERGER CO., INC.
By	/s/ Robert N. Shuster
	Its	Vice President and Treasurer

MEPCO INSURANCE PREMIUM FINANCING, INC.
By	Edward M. Walder
	Its	Chief Executive Officer

SHAREHOLDERS:

THE EDWARD M. WALDER TRUST		THE PAUL M. WALDER TRUST
By	/s/ Jeffrey A. Hechtman Jeffrey A. Hechtman, Trustee	By	/s/ Jeffrey A. Hechtman Jeffrey A. Hechtman, Trustee

NATIONWIDE ACCEPTANCE CORPORATION
By	/s/ Bonnie Herden
Its	Senior Vice President

ANNEX IV

Calculation of Annual Earn Out Amounts

        The Annual Earn Out for each Annual Earn Out Period shall be based upon the Surviving Corporation’s Adjusted Annual Net Income (“AANI”), as defined in Section 1.2(b)(v) in accordance with the following:

Annual Earn Out Period			The Annual Earn Out Shall Equal the Following Amounts:
1.	First	a. b. c.	100% of AANI between $300,000 and $1,264,000; plus 80% of AANI between $1,264,000 and $2,264,000; plus 50% of AANI above $2,264,000
2.	Second	a. b. c.	100% of AANI between $800,000 and $2,650,000; plus 70% of AANI between $2,650,000 and $3,650,000; plus 50% of AANI above $3,650,000
3.	Third	a. b. c.	100% of AANI between $1,250,000 and $3,100,000; plus 60% of AANI between $3,100,000 and $6,400,000; plus 50% of AANI above $6,400,000
4.	Fourth	a. b. c.	100% of AANI between $2,250,000 and $4,500,000; plus
50% of AANI above $4,500,000; minus
if the System Operation Date has not occurred prior to the expiration of the fourth Annual Earn Out Period, the System Excess Amount

5.	Fifth	a.	If the System Operation Date has occurred prior to the expiration of the fourth Annual Earn Out Period: (i) 50% of AANI between $0 and $4,239,000, minus (ii) the System Excess Amount; or
		b.	If the System Operation Date has not occurred prior to the expiration of the fourth Annual Earn Out Period: zero dollars.

ANNEX V

Allocations and Transfer Pricing

        The Adjusted Annual Net Income of the Surviving Corporation shall be determined in accordance with the following:

1.      Corporate Overhead Allocation

        The Surviving Corporation will receive certain services from IBC, including accounting/finance, internal audit and human resources services. Consistent with existing IBC policies, the Surviving Corporation will be charged a ratable portion of IBC’s total corporate overhead expense based on average assets. The Surviving Corporation’s portion of IBC’s 2003 corporate overhead allocation will equal $13,500 per month. Thereafter, corporate overhead allocation may be adjusted to add reasonable additional services that the Surviving Corporation requires.

        If IBC receives services from the Surviving Corporation (e.g., licensing of the System for non-Mepco-specific activities), IBC or its Subsidiaries shall pay a commensurate fee.

        Any other expenses incurred at the IBC corporate level directly attributable to the Surviving Corporation will be passed through at IBC’s cost.

2.      Audit and Tax Fees

        The Surviving Corporation will bear any reasonable incremental audit and tax fees levied by IBC’s auditors resulting directly from the Surviving Corporation’s inclusion as a subsidiary of IBC.

3.      Transfer Pricing

        If IBC is unwilling or unable to provide the financing under the Independent Bank Senior Loan Agreement at any time in any of the Annual Earn Out Periods, the Surviving Corporation will have the right to seek and secure senior debt financing from a third party and, as a result of which, the Adjusted Annual Net Income for that Earn Out Period shall be increased by an amount equal to the product of (a) the amount by which (i) the all-in financing rate to the Surviving Corporation from the third party exceeds (ii) the Loan Rate, as defined in the Independent Bank Senior Loan Agreement, (b) the average daily balance of the Surviving Corporation’s senior debt, and (c) the difference of (1 – the Mepco Tax Rate).